                                                 [EXECUTION COPY]

















                  SEVENTH AMENDED AND RESTATED
                         LOAN AGREEMENT
                   DATED AS OF AUGUST 10, 1995
                          BY AND AMONG
                          AIRGAS, INC.,
                     THE BANKS NAMED HEREIN,
                               AND
                 NATIONSBANK, N.A. (CAROLINAS),
                            AS AGENT

                        TABLE OF CONTENTS

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . .1
     1.01 Definitions. . . . . . . . . . . . . . . . . . . . . .1
     1.02 Accounting Terms.. . . . . . . . . . . . . . . . . . 13

ARTICLE II     REVOLVING CREDIT LOANS. . . . . . . . . . . . . 13
     2.01 Revolving Credit Loans.. . . . . . . . . . . . . . . 13
     2.02 Borrowing Procedures.. . . . . . . . . . . . . . . . 14
          (a)  Minimum Amounts.. . . . . . . . . . . . . . . . 14
          (b)  Interest Rate Options.. . . . . . . . . . . . . 14
          (c)  Notice of Borrowing.. . . . . . . . . . . . . . 14
          (d)  Interest Period Limitations, etc. . . . . . . . 15
     2.03 Revolving Credit Notes.. . . . . . . . . . . . . . . 15
     2.04 Interest.. . . . . . . . . . . . . . . . . . . . . . 15
     2.05 Commitment Fee; Commitment Reductions. . . . . . . . 16
          (a)  Commitment Fee. . . . . . . . . . . . . . . . . 16
          (b)  Commitment Reductions.. . . . . . . . . . . . . 17

ARTICLE III    LETTERS OF CREDIT . . . . . . . . . . . . . . . 17
     3.01 Letters of Credit. . . . . . . . . . . . . . . . . . 17
          (a)  General Provisions. . . . . . . . . . . . . . . 17
          (b)  Requests for Letters of Credit. . . . . . . . . 18
          (c)  Participations of Banks in Letters of
               Credit. . . . . . . . . . . . . . . . . . . . . 18
          (d)  Reimbursement of Drawings.. . . . . . . . . . . 18
          (e)  Indemnity.. . . . . . . . . . . . . . . . . . . 19
          (f)  Letter of Credit Fees.  . . . . . . . . . . . . 20
     3.02 Additional Costs.. . . . . . . . . . . . . . . . . . 21
     3.03 Account Parties. . . . . . . . . . . . . . . . . . . 21

ARTICLE IV     MONEY MARKET LOANS. . . . . . . . . . . . . . . 21
     4.01 Money Market Loans.. . . . . . . . . . . . . . . . . 21
          (a)  Money Market Loan Requests. . . . . . . . . . . 21
          (b)  Money Market Quotes.. . . . . . . . . . . . . . 22
          (c)  Acceptance of Money Market Quotes.. . . . . . . 22
          (d)  Funding of Money Market Loans.. . . . . . . . . 23
          (e)  Money Market Notes. . . . . . . . . . . . . . . 23
          (f)  Repayment of Money Market Loans.. . . . . . . . 24
          (g)  Interest. . . . . . . . . . . . . . . . . . . . 24
          (h)  Limitation on Number of Money Market Loans. . . 24
          (i)  Change in Procedures for Requesting Money
               Market Loans. . . . . . . . . . . . . . . . . . 24

ARTICLE V      ADDITIONAL PROVISIONS REGARDING REVOLVING
               CREDIT LOANS AND MONEY MARKET LOANS . . . . . . 25
     5.01 Additional Interest Rate Provisions. . . . . . . . . 25
          (a)  Default Rate. . . . . . . . . . . . . . . . . . 25
          (b)  Inability to Determine LIBOR Base Rate. . . . . 25
          (c)  Inability to Determine CD Rate. . . . . . . . . 25
     5.02 Conversion and Continuation of Revolving Credit
          Loans. . . . . . . . . . . . . . . . . . . . . . . . 26
     5.03 Prepayments. . . . . . . . . . . . . . . . . . . . . 28
     5.04 Additional Costs.. . . . . . . . . . . . . . . . . . 28
     5.05 Change in Circumstances. . . . . . . . . . . . . . . 31
     5.06 Indemnity. . . . . . . . . . . . . . . . . . . . . . 31
     5.07 Payments.. . . . . . . . . . . . . . . . . . . . . . 32
     5.08 Capital Adequacy.. . . . . . . . . . . . . . . . . . 33

ARTICLE VI     INITIAL CONDITIONS PRECEDENT. . . . . . . . . . 34
     6.01 Conditions Precedent to Initial Extensions of
          Credit.. . . . . . . . . . . . . . . . . . . . . . . 34


ARTICLE VII    CONDITIONS OF ALL EXTENSIONS OF CREDIT. . . . . 35
     7.01 Conditions of all Extensions of Credit.. . . . . . . 35
     7.02 Commitment Limitations; Reaffirmation. . . . . . . . 36

ARTICLE VIII   REPRESENTATIONS AND WARRANTIES. . . . . . . . . 36
     8.01 Representations and Warranties.. . . . . . . . . . . 36
          (a)  Corporate Organization. . . . . . . . . . . . . 36
          (b)  Corporate Power and Authority to Own
               Properties, etc.. . . . . . . . . . . . . . . . 36
          (c)  Corporate Power and Authority with Respect to
               Loan Documents. . . . . . . . . . . . . . . . . 37
          (d)  Validity of Loan Documents. . . . . . . . . . . 37
          (e)  Execution, Delivery and Performance of Loan
               Documents.. . . . . . . . . . . . . . . . . . . 37
          (f)  Title of Properties.. . . . . . . . . . . . . . 37
          (g)  Subsidiaries. . . . . . . . . . . . . . . . . . 37
          (h)  Interests in Other Persons. . . . . . . . . . . 37
          (i)  Financial Statements. . . . . . . . . . . . . . 37
          (j)  Litigation. . . . . . . . . . . . . . . . . . . 38
          (k)  Compliance with Laws. . . . . . . . . . . . . . 38
          (l)  Environmental Matters.. . . . . . . . . . . . . 38
          (m)  Governmental Regulations, etc.. . . . . . . . . 38
          (n)  Patents, Licenses and Trademarks. . . . . . . . 39
          (o)  MEPP. . . . . . . . . . . . . . . . . . . . . . 39
          (p)  "Investment" or "Holding" Company.. . . . . . . 39
          (q)  Judgments; Defaults.. . . . . . . . . . . . . . 39
          (r)  Taxes.. . . . . . . . . . . . . . . . . . . . . 39
          (s)  ERISA.. . . . . . . . . . . . . . . . . . . . . 40
          (t)  Full Disclosure.. . . . . . . . . . . . . . . . 40
          (u)  Governmental Consent. . . . . . . . . . . . . . 40

ARTICLE IX     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . 40
     9.01 Affirmative Covenants. . . . . . . . . . . . . . . . 40
          (a)  Annual Financial Information. . . . . . . . . . 40
          (b)  Quarterly Financial Information.. . . . . . . . 41
          (c)  Financial Information Concerning Acquired
               Companies.. . . . . . . . . . . . . . . . . . . 41
          (d)  Officer's Compliance Certificate. . . . . . . . 41
          (e)  Stockholder and SEC Reports.. . . . . . . . . . 42
          (f)  Other Information.. . . . . . . . . . . . . . . 42
          (g)  Primary Depository. . . . . . . . . . . . . . . 42
          (h)  Fiscal Year.. . . . . . . . . . . . . . . . . . 42
          (i)  Use of Loan Proceeds. . . . . . . . . . . . . . 42
          (j)  Maintenance of Properties.. . . . . . . . . . . 42
          (k)  Preservation of Existence, etc. . . . . . . . . 43
          (l)  Compliance with Laws; Payment of Taxes. . . . . 43
          (m)  Environmental Matters.. . . . . . . . . . . . . 43
          (n)  Indemnity.. . . . . . . . . . . . . . . . . . . 43
          (o)  Insurance.. . . . . . . . . . . . . . . . . . . 44
          (p)  Patents, Licenses and Trademarks. . . . . . . . 44
          (q)  Books and Records.. . . . . . . . . . . . . . . 44
          (r)  Inspection. . . . . . . . . . . . . . . . . . . 44
          (s)  Discussions with Accountants. . . . . . . . . . 44
          (t)  Notice of Defaults. . . . . . . . . . . . . . . 44
          (u)  Payment of Agent's Fee. . . . . . . . . . . . . 44
          (v)  Notices of Certain Events.. . . . . . . . . . . 44
          (w)  ERISA.. . . . . . . . . . . . . . . . . . . . . 45
          (x)  Further Assurances. . . . . . . . . . . . . . . 46





ARTICLE X      NEGATIVE COVENANTS. . . . . . . . . . . . . . . 46
     10.01     Negative Covenants. . . . . . . . . . . . . . . 46
          (a)  Indebtedness. . . . . . . . . . . . . . . . . . 46
          (b)  Liens.. . . . . . . . . . . . . . . . . . . . . 47
          (c)  Acquisitions, Consolidations, Mergers, etc. . . 48
          (d)  Asset Sales, etc. . . . . . . . . . . . . . . . 48
          (e)  Sale/Leasebacks.. . . . . . . . . . . . . . . . 49
          (f)  Dissolution, etc. . . . . . . . . . . . . . . . 49
          (g)  Guarantees. . . . . . . . . . . . . . . . . . . 49
          (h)  Investments.. . . . . . . . . . . . . . . . . . 50
          (i)  Receivables Sales.. . . . . . . . . . . . . . . 51
          (j)  Transactions with Affiliates. . . . . . . . . . 51
          (k)  Loans and Advances. . . . . . . . . . . . . . . 52
          (l)  Dividends.. . . . . . . . . . . . . . . . . . . 52
          (m)  Partnerships, Joint Ventures, etc.. . . . . . . 52
          (n)  Line of Business. . . . . . . . . . . . . . . . 53
          (o)  Changes in Accounting Practices.. . . . . . . . 53
          (p)  Funded Debt Coverage Ratio. . . . . . . . . . . 53
          (q)  Fixed Charge Coverage Ratio.. . . . . . . . . . 53
          (r)  Minimum Book Net Worth. . . . . . . . . . . . . 53
          (s)  Prepayments of Indebtedness, etc. . . . . . . . 54
          (t)  Payments on Subordinated Debt.. . . . . . . . . 54
          (u)  Amendment of Subordinated Debt Documents. . . . 54

ARTICLE XA     INCORPORATION OF SUBORDINATED DEBT COVENANTS. . 55
     10A.01    Incorporation of Subordinated Debt
               Covenants.. . . . . . . . . . . . . . . . . . . 55

ARTICLE XI     EVENTS OF DEFAULT AND ACCELERATION. . . . . . . 55
     11.01     Events of Default and Acceleration. . . . . . . 55

ARTICLE XII    THE AGENT . . . . . . . . . . . . . . . . . . . 58
     12.01     Appointment and Authorization.. . . . . . . . . 58
     12.02     Use of Agents, etc. . . . . . . . . . . . . . . 58
     12.03     General Immunity. . . . . . . . . . . . . . . . 58
     12.04     Reliance, etc.. . . . . . . . . . . . . . . . . 58
     12.05     Events of Default.. . . . . . . . . . . . . . . 59
     12.06     No Representations. . . . . . . . . . . . . . . 59
     12.07     Indemnification of Agent. . . . . . . . . . . . 60
     12.08     Dealings with the Borrower. . . . . . . . . . . 60
     12.09     Resignation and Removal.. . . . . . . . . . . . 60

ARTICLE XIII   MISCELLANEOUS . . . . . . . . . . . . . . . . . 61
     13.01     Notices.. . . . . . . . . . . . . . . . . . . . 61
     13.02     No Waiver: Remedies Cumulative. . . . . . . . . 62
     13.03     Survival of Certain Provisions, etc.. . . . . . 62
     13.04     Payment of Expenses, etc. . . . . . . . . . . . 62
     13.05     Amendments, Waivers and Consents. . . . . . . . 63
     13.06     Computations. . . . . . . . . . . . . . . . . . 63
     13.07     Right of Set Off. . . . . . . . . . . . . . . . 64
     13.08     Interim Interest. . . . . . . . . . . . . . . . 64
     13.09     Counterparts. . . . . . . . . . . . . . . . . . 64
     13.10     Assignments, Participations, etc. . . . . . . . 64
     13.11     Binding Effect; Termination of Prior Loan
               Agreement; Term of Agreement. . . . . . . . . . 65
     13.12     Governing Law; Submission to Jurisdiction;
               Venue.. . . . . . . . . . . . . . . . . . . . . 65
     13.13     Obligations Senior to Subordinated Debt.. . . . 66
     13.14     Currency Conversions. . . . . . . . . . . . . . 66
     13.15     Dealings by Banks with the Borrower.. . . . . . 66
     13.16     Net Payments. . . . . . . . . . . . . . . . . . 66


Exhibits

Exhibit A      Banks' Commitment Levels
Exhibit B      Contingent Liability
Exhibit C      Form of Revolving Credit Note
Exhibit D      Form of Money Market Note
Exhibit E      Form of Legal Opinion
Exhibit F      Existing Liens
Exhibit G      Subsidiaries
Exhibit H      Interest in Other Persons
Exhibit I      Litigation
Exhibit J      Form of Officer's Compliance Certificate
Exhibit K      Insurance Coverage
Exhibit L      Existing Indebtedness


Schedules

Schedule 1     $25,000,000 Senior Subordinated Note Purchase
               Agreement

Schedule 2     $30,000,000 Senior Subordinated Note Purchase
               Agreement

Schedule 3     Existing Letters of Credit

                  SEVENTH AMENDED AND RESTATED
                         LOAN AGREEMENT


     THIS SEVENTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 10, 1995 (the "Loan Agreement"), amends and restates that certain Sixth Amended and Restated Loan Agreement dated as of August 30, 1994 (as amended from time to time, the "Prior Loan Agreement") by and among Airgas, Inc. and certain of its Subsidiaries and certain of the Banks hereinafter referred to and defined and NationsBank, N.A. (Carolinas) (successor in interest to NationsBank of North Carolina, N.A.), as agent for such Banks, and is made by and among AIRGAS, INC., a Delaware corporation (the "Borrower"); the banks from time to time parties hereto (the "Banks"); and NATIONSBANK, N.A. (CAROLINAS), as Agent for the Banks.

     RECITALS:

     A. The Borrower has requested that the Banks provide the Borrower with a $375,000,000.00 credit facility for the purposes of
(i) refinancing certain existing indebtedness of the Borrower and certain of its Subsidiaries to the Banks, (ii) financing the acquisition of new Subsidiaries, (iii) financing other investments permitted under this Loan Agreement and (iv) satisfying capital expenditure, working capital and letter of credit needs of the Borrower and its Subsidiaries.

     B. The Banks have agreed to provide the requested credit facility to the Borrower on the terms and conditions hereinafter set forth.


     NOW, THEREFORE, the Borrower, the Agent and the Banks agree as follows:


                            ARTICLE I

                           DEFINITIONS

     1.01 Definitions. For the purposes hereof:

     "Affiliate", with respect to any Person, means any other
Person

          (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person; or

         (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock (or in the case of such first Person which is not a corporation, 5% or more of the equity interest) of such first Person; or

        (iii) of which 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is beneficially owned or held by such first
     Person.





     "Applicable Percentage" means, at any time, the applicable margin corresponding to the ratios described below in effect as of the most recent Rate Determination Date (as hereinafter defined):

                                                             Applicable
                         Applicable  Applicable              Percentage
                         Percentage  Percentage  Applicable    for
                            for         for      Percentage  Standby
Pricing  Funded Debt     Eurodollar  Commitment     for      Letter of
 Level   Coverage Ratio    Loans       Fee       CD Loans    Credit Fee
_________________________________________________________________________
VII    Greater than 4.0
       to 1.0            100.0bps     25.0bps     112.5bps    100.0bps

VI     Equal to or less
       than 4.0 to 1.0
       but greater than
       3.5 to 1.0         75.0bps     25.0bps      87.5bps     75.0bps

V      Equal to or less
       than 3.5 to 1.0
       but greater than
       3.0 to 1.0         62.5bps     20.0bps      75.0bps     62.5bps

IV     Equal to or less
       than 3.0 to 1.0
       but greater than
       2.5 to 1.0         50.0bps     18.75bps     62.5bps     50.0bps

III    Equal to or less
       than 2.5 to 1.0
       but greater than
       2.0 to 1.0         45.0bps     18.75bps     57.5bps     45.0bps

II     Equal to or less
       than 2.0 to 1.0
       but greater than
       1.5 to 1.0         37.5bps     15.0bps      50.0bps     37.5bps

I      Equal to or less
       than 1.5 to 1.0    30.0bps     12.5bps      42.5bps     30.0bps


     Determination of the appropriate Applicable Percentage based on the Funded Debt Coverage Ratio shall be made as of the Closing Date and as of each March 31, June 30, September 30 and December 31 thereafter (each such date a "Rate Determination Date"). The Funded Debt Coverage Ratio in effect as of a Rate Determination Date (as calculated by the chief financial officer of the Borrower and set forth in the related statement of such chief financial officer delivered to the Banks in accordance with Section 9.01(d) hereof) shall establish the Applicable Percentages for the second calendar quarter immediately following such Rate Determination Date. A change in the Applicable Percentages shall be effective as of the first day of the second calendar quarter after the Rate Determination Date giving rise to such change and shall be applicable thereafter until the effective date of any subsequent change. The Agent shall (i) verify the calculations of the Funded Debt Coverage Ratio provided by the chief financial officer of the Borrower as described above for each Rate Determination Date and
(ii) determine the Applicable Percentages as of each Rate


Determination Date. The Agent shall promptly notify the Borrower and the Banks of the Applicable Percentages so determined. Such conclusive absent manifest error. The Applicable Percentages as of the Closing Date are 50.0bps for Revolving Credit Loans which are Eurodollar Loans, 62.5bps for Revolving Credit Loans which are CD Loans, 18.75bps for the Commitment Fee, and 50.0bps for the Standby Letter of Credit Fee.

     "Assessment Rate" means, for any day, the annual assessment rate (rounded upward to the nearest 1/100th of 1%) which is payable by NationsBank to the Federal Deposit Insurance Corporation (or any successor) for insurance for dollar time deposits with NationsBank at its principal office as determined by the Agent. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

     "Banks" means each of the Banks listed on Exhibit A hereto and any Person which becomes a Bank in accordance with the terms of
Section 13.10(a).

     "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, (i) "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor) and (ii) "Federal Funds Rate" shall mean, for any day, the rate of interest per annum (rounded upwards to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent. If for any reason the Agent shall have determined (which determination shall be conclusive absent demonstrable error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" means a Revolving Credit Loan bearing interest based on the Base Rate in accordance with the provisions of Articles II and V hereof.


     "Book Net Worth" means, at any time, consolidated net stockholders' equity of the Borrower and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis excluding any Capital Stock to which a Redemption Obligation relates so long as such Redemption Obligation is outstanding.

     "Business Day" means any day not a Saturday, Sunday or legal holiday on which each of the Banks is open for business; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

     "Canadian Lender" means a bank or other financial institution organized and existing under the laws of Canada or any province or other political subdivision thereof, or any subsidiary of such a bank or other financial institution.

     "Canadian Subsidiary" means a direct or indirect Subsidiary of the Borrower which is organized and existing under the laws of Canada or any province or other political subdivision thereof.

     "Capital Stock" means common stock and any class or series of preferred stock.

     "CD Base Rate" means, for any CD Loan for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Agent to be the average of the bid rates quoted to the Agent at approximately 10:00 a.m. (or as soon thereafter as practicable) at the principal office of NationsBank on the first day of such Interest Period by three (3) or more certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of certificates of deposit of NationsBank having a term comparable to the such Interest Period and in an amount comparable to the principal amount of the CD Loan to be made by NationsBank for such Interest Period.

     "CD Loan" means a Revolving Credit Loan bearing interest based on the CD Rate in accordance with the provisions of Articles II and V hereof;

     "CD Rate" means, with respect to any CD Loan for the Interest Period applicable thereto, a simple rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Agent pursuant to the following formula:

                              CD Base Rate
               1 - CD Reserve Percentage + Assessment Rate

     "CD Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in the Federal Reserve District in which the principal office of NationsBank is located in respect of new nonpersonal dollar time deposits in the amount of $100,000 or more and having a maturity comparable to the related Interest Period. The CD Rate shall be


adjusted automatically as of the effective date of each change in the CD Reserve Percentage.

     "Closing Date" means the date as of which this Loan Agreement is executed by the Borrower, the Banks and the Agent and all of the conditions precedent set forth in Article VI hereof have been satisfied.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a) hereof.

     "Consistent Basis", in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period.

     "Controlled Group" means the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code of 1986 (as the same may be amended from time to time) and the applicable regulations thereunder, of which the Borrower or any of its Subsidiaries is a part or may become a part.

     "Current Maturities" means, at any time, (i) current maturities of Long Term Debt as of such time and (ii) short term notes payable by the Borrower or any of its Subsidiaries as of such time, all as determined in accordance with Generally Accepted
Accounting Principles applied on a Consistent Basis.

     "Domestic Subsidiary" means any Subsidiary of the Borrower which is incorporated or organized under the laws of any State or territory of the United States or the District of Columbia.

     "EBITDA" means, with respect to the twelve-month period ending on the date such calculation is made, the sum of (i) Operating Income for such period and (ii) depreciation expense of the Borrower and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     "ERISA" shall have the meaning given to said term in Section
9.01(w) hereof.

     "Eurodollar Loan" means a Revolving Credit Loan bearing interest based on the LIBOR Base Rate in accordance with the provisions of Articles II and V hereof.

     "Event of Default" shall have the meaning given to said term in Section 11.01 hereof.

     "Executive Officer" means the chief executive officer, chief operating officer or chief financial officer of the Borrower.

     "Existing Letters of Credit" means the letters of credit set forth on Schedule 3 attached hereto.

     "Extension of Credit" means any Revolving Credit Loan or Money Market Loan advanced hereunder or any Letter of Credit issued hereunder (and obligations to make advances thereunder).




     "Fixed Charge Coverage Ratio" means, with respect to the twelve-month period ending on the date such calculation is made, the ratio of (i) Operating Income for such period to (ii) Fixed
Charges for such period.

     "Fixed Charges" means, for any period, the sum of (i) Interest Expense for such period, plus (ii) Current Maturities as of the first day of such period.

     "Funded Debt" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under leases required to be capitalized in accordance with Generally Accepted Accounting Principles, (iii) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (iv) the maximum amount available to be drawn (assuming satisfaction under all conditions to drawing) of all standby letters of credit or acceptances issued or created for the account of such Person and (v) all Funded Debt of another Person secured by a lien, security interest or other encumbrance on or in any property or assets of such Person, whether or not such Funded Debt has been assumed. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner (except for any such Funded Debt with respect to which the holder thereof is limited to the assets of such partnership or joint venture).

     "Funded Debt Coverage Ratio" means, at any time, the ratio of
(i) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis at such time to (ii) EBITDA for the twelve-month period then ended.

     "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended.

     "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person,
(iii) to lease or purchase property, securities or services solely for the purpose of assuring the holder of such Indebtedness, or
(iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.


     "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations (excluding intercompany items) of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on or security interest in, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all obligations of such Person under leases required to be capitalized in accordance with Generally Accepted Accounting Principles, (viii) the maximum amount available to be drawn (assuming satisfaction under all conditions to drawing) of all standby letters of credit or acceptances issued or created for the account of such Person and
(ix) all preferred or other capital stock issued by such Person required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Indebtedness of any Person (a) shall not include any obligations of such Person in respect of endorsements in the ordinary course of business of negotiable instruments for deposit or collection and
(b) shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner (except for any such Indebtedness with respect to which the holder thereof is limited to the assets of such partnership or joint venture).

     "Interest Expense" means, for any period, consolidated interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with Generally Accepted
Accounting Principles applied on a Consistent Basis.

     "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Interest Payment Date" means, (i) as to any CD Loan having an Interest Period of 30, 60 or 90 days, any Eurodollar Loan having an


Interest Period of 1, 2 or 3 months or any Money Market Loan, the last day of the applicable Interest Period, (ii) as to any CD Loan having an Interest Period longer than 90 days or any Eurodollar Loan having an Interest Period longer than 3 months, the last day of June, September, December and March in each year and the last day of the applicable Interest Period and (iii) as to any Base Rate Loan, the last day of June, September, December and March in each year. If any Interest Payment Date falls on a day which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day (unless, in case of a Eurodollar Loan, the same would fall in a succeeding month, in which case such Interest Payment Date shall be deemed to be the first preceding Business Day).

     "Interest Period" means, (i) as to any CD Loan, a period of 30, 60, 90 or 180 days' duration or, unless unavailable pursuant to the terms of Section 5.01(c) hereof, of 270 or 360 days, as the Borrowers may elect, commencing on the date such CD Loan shall have been made or immediately upon expiration of the Interest Period of the preceding CD Loan, (ii) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, unless unavailable pursuant to the terms of Section 5.01(b) hereof, in the calendar month that is 9 or 12 months thereafter, as the Borrower may elect; or (iii) as to any Money Market Loan, such period as a Bank shall offer and the Borrower may elect, in any event not to be less than 1 nor more than 90 days; provided, however, that (A) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) no Interest Period with respect to a Money Market Loan, to a CD Loan or to a Eurodollar Loan shall end later than the Termination Date.

     "Jackson" means Jackson Products, Inc., a former Delaware corporation and Subsidiary of the Borrower.

     "LC Agent" means NationsBank.

     "LC Agent Standby Letter of Credit Facing Fee" shall have the meaning assigned to such term in Section 3.01(f)(i)(B) hereof.

     "LC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor, and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "LC Outstandings" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under all Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate LC Reimbursement Obligations at such time.



     "LC Reimbursement Obligations" means, at any time with respect to any Letter of Credit, any unpaid obligation of the Borrower to reimburse the LC Agent for amounts theretofore paid by the LC Agent pursuant to a drawing under such Letter of Credit.

     "Letter of Credit" means (i) any letter of credit issued by the LC Agent for the account of the Borrower (or, as contemplated by Section 3.03 hereof, a Subsidiary of the Borrower) in accordance with the terms of Section 3.01 hereof and (ii) any Existing Letter of Credit.

     "LIBOR Base Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined by the Agent pursuant to the following formula:


     LIBOR Base Rate  =          Interbank Offered Rate
                         1 - LIBOR Base Rate Reserve Percentage


     "LIBOR Base Rate Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Bank has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Bank. The LIBOR Base Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Base Rate Reserve Percentage.

     "Loan Documents" means this Loan Agreement, the Revolving
Credit Notes and the Money Market Notes.

     "Long Term Debt" means, at any time, all items which, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, would be classified as long term debt (including Subordinated Debt, purchase money Indebtedness, Indebtedness permitted under Section 10.01(a)(vi) hereof, and capitalized leases) on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Majority Banks" means, at any time, Banks which are then in material compliance with their obligations hereunder (as reasonably determined by the Agent) and holding in the aggregate more than 50% of (i) the Revolving Credit Loan Commitments at the time or (ii) if the Revolving Credit Loan Commitments have been terminated, the sum of (A) the aggregate unpaid principal amount of the Revolving Credit Notes at such time, plus (B) the aggregate unpaid principal amount of the Money Market Notes at such time, plus (C) the LC Outstandings at such time.


     "Management Team" means the Executive Officers, presidents and vice presidents of the Borrower.

     "Material Plan" shall have the meaning given to said term in
Section 11.01(h) hereof.

     "Money Market Loan" means a loan made pursuant to Section 4.01 hereof.

     "Money Market Note" or "Money Market Notes" means a promissory note or promissory notes, as the case may be, of the Borrower, executed and delivered as provided in Section 4.01(e) hereof.

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 4.01(b) hereof.

     "Money Market Rate" means that fixed rate of interest equal to the rate quoted for such amounts and for such time periods specified by a Bank to the Borrower upon a request for a Money
Market Quote pursuant to Section 4.01(b) hereof.

     "Multiemployer Plan" means an employee pension benefit plan within the meaning of Section 3(37) of ERISA to which a member of the Controlled Group is making, or accruing an obligation to make, contributions or has within the preceding 5 plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such 5 year period.

     "NationsBank" means NationsBank, N.A. (Carolinas) and its successors.

     "Net Income" means, for any period, net income after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with Generally Accepted
Accounting Principles applied on a Consistent Basis.

     "Operating Income" means, for any period, the sum of (i) the amount by which total operating revenues exceed total operating expenses for such period as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and as reported in the related consolidated financial statements for such period of the Borrower and its Subsidiaries described in Sections 9.01(a)(i) and (b) hereof, plus (ii) consolidated cash income of the Borrower and its Subsidiaries for such period from investments in partnerships, joint venturers or similar investments permitted under Section 10.01(m) hereof, plus (iii) consolidated amortization expense with respect to intangible assets of the Borrower and its Subsidiaries for such period, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     "PBGC" shall have the meaning given to said term in Section
9.01(w) hereof.

     "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

     "Plan" shall have the meaning given to said term in Section
9.01(w) hereof.



     "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent fiscal quarter end of the Borrower preceding the date of such transaction with respect to which the Banks shall have received the financial information required to be delivered by Section 9.01(a) or (b) hereof, as applicable (such fiscal quarter end for purposes hereof being referred to as the "Applicable Quarter End"), for purposes of calculation of each of the financial covenants set forth in Section 10.01(p) and (q) hereof as of such Applicable Quarter End. As used herein, "transaction" shall mean (i) any incurrence, creation or assumption of Indebtedness as referred to in Section 10.01(a)(vi) hereof or (ii) any incurrence, creation or assumption of a Guaranty Obligation as referred to in Section 10.01(g)(iv) hereof. With respect to any such transaction regarding Indebtedness, or a Guaranty Obligation of Indebtedness, which has a floating or formula rate, the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

     "Redemption Obligation" means (i) the contingent liability of the Borrower or any of its Subsidiaries with respect to cash redemption obligations relating to Capital Stock issued by the Borrower or any of its Subsidiaries to any officer, director, shareholder or other principal of any Subsidiary created or acquired after the Closing Date and (ii) the contingent liability described on Exhibit B attached hereto.

     "Reportable Event" shall have the meaning given to said term in Section 9.01(w) hereof.

     "Revolving Credit Loan" means a loan made pursuant to Sections
2.01 and 2.02 hereof.

     "Revolving Credit Loan Commitment", for each Bank, means the commitment of such Bank to make Revolving Credit Loans in a maximum principal amount equal to the amount set forth beside the name of such Bank on Exhibit A hereto.

     "Revolving Credit Note" or "Revolving Credit Notes" shall mean a promissory note or promissory notes, as the case may be, of the Borrower, executed and delivered as provided in Section 2.03 hereof.

     "Sale/Leaseback Transaction" shall have the meaning given to such term in Section 10.01(e) hereof.

     "Senior Subordinated Note Purchase Agreements" means a collective reference to (i) the agreement, as amended, in the form attached hereto as Schedule 1 whereby the Borrower has issued $25,000,000.00 of its 11.375% senior subordinated notes due June 1, 1997 and (ii) the agreement, as amended, in the form attached hereto as Schedule 2 whereby the Borrower has issued $30,000,000.00 of its 11.375% senior subordinated notes due August 1, 1998.

     "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.01(f)(i)(A) hereof.




     "Subordinated Debt" means (i) the indebtedness of up to $55,000,000.00 incurred by the Borrower pursuant to the terms of the Senior Subordinated Note Purchase Agreements, the repayment of which is subordinated to the repayment of the indebtedness of the Borrower to the Banks hereunder on terms described in the Senior Subordinated Note Purchase Agreements, and (ii) additional subordinated indebtedness incurred by the Borrower provided that
(A) no Event of Default specified in Article XI hereof, nor any event which upon notice or lapse of time or both, would constitute such an Event of Default, exists immediately prior to or would exist immediately after such additional subordinated indebtedness is incurred and (B) all of the terms and conditions of such additional subordinated indebtedness (including the terms relating to the subordination of such indebtedness to the indebtedness of the Borrower hereunder) are consented to by the Majority Banks prior to the time such indebtedness is incurred.

     "Subsidiary" or "Subsidiaries" means any Person of which more than fifty percent (50%) of the equity interest in such Person at the time of computation is owned, directly or indirectly, by the Borrower or a Subsidiary of the Borrower.

     "Termination Date" shall mean August 10, 2000.

     "Total Assets" means, at any time, all items which would, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, be classified as assets (other than intangible assets) on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Unutilized Revolving Credit Loan Commitments" means, at any time, the excess of (i) the aggregate Revolving Credit Loan Commitments at such time over (ii) the sum of (A) the aggregate outstanding principal balance of the Revolving Credit Loans at such time, plus (B) the aggregate LC Outstandings at such time, plus (C) 50% of the aggregate outstanding principal amount of the Money Market Loans at such time.

     "U.S. currency" and "U.S." shall each mean freely transferable lawful money of the United States.

     "Voting Stock" means common stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the corporate directors (or
Persons performing similar functions).

     1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally
Accepted Accounting Principles applied on a Consistent Basis.


                           ARTICLE II

                     REVOLVING CREDIT LOANS

     2.01 Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof and until the Termination Date, in an aggregate principal amount at any time outstanding not


exceeding the amount of its then applicable Revolving Credit Loan Commitment; provided that, at no time shall (i) the sum of (A) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (B) the aggregate LC Outstandings, plus (C) the aggregate principal balance of all outstanding Money Market Loans, exceed (ii) the aggregate Revolving Credit Loan Commitments of all of the Banks. The Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

     2.02  Borrowing Procedures.

     (a) Minimum Amounts. The Revolving Credit Loans made by the Banks on any one date shall be in a minimum aggregate principal amount of $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof. Revolving Credit Loans shall be made ratably from the Banks in accordance with their respective Revolving Credit Loan Commitments; provided, however, that the failure of any Bank to make its Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. The initial Revolving Credit Loan by each Bank shall be made against delivery to such Bank of an appropriate Revolving Credit Note, payable to the order of such Bank, as referred to in Section 2.03 hereof. In the event any Bank shall fail to make a Revolving Credit Loan to the Borrower in accordance with the terms hereof, any other Bank may, but shall not be obligated to, make such Revolving Credit Loan to the Borrower.

     (b) Interest Rate Options. Each Revolving Credit Loan shall be either a CD Loan, a Eurodollar Loan or a Base Rate Loan (or a combination thereof) as the Borrower may request subject to and in accordance with this Section. Subject to other provisions of this Section and the provisions of Section 5.02 hereof, Revolving Credit Loans of more than one type may be outstanding at the same time.

     (c) Notice of Borrowing. Except for Revolving Credit Loans made pursuant to the terms of Section 3.01 hereof, the Borrower shall give the Agent prior written, telefax or telephonic notice, no later than the Business Day of the proposed borrowing in the case of a Base Rate Loan, no later than two Business Days prior to the Business Day of the proposed borrowing in the case of a CD Loan and no later than three Business Days prior to the Business Day of the proposed borrowing in the case of a Eurodollar Loan, of each borrowing under Section 2.01 hereof. In each case, such notice shall be irrevocable and shall specify the aggregate amount of the proposed borrowing and the date thereof (which shall be a Business
Day). Such notice, to be effective, must be received by the Agent not later than 10:00 a.m. (or 1:00 p.m. with respect to a Eurodollar Loan), Charlotte, North Carolina time, on the Business Day specified for a borrowing consisting of a Base Rate Loan, on the second Business Day prior to the date specified for a borrowing consisting of a CD Loan and on the third Business Day prior to the date specified for a borrowing consisting of a Eurodollar Loan. Such notice shall specify whether the Revolving Credit Loan then being requested is to be (or what portion or portions thereof are to be) a Base Rate Loan, CD Loan or a Eurodollar Loan and, if such Revolving Credit Loan or any portion or portions thereof is to be a CD Loan or a Eurodollar Loan, the Interest Period with respect thereto. If no election is specified in such notice, such Revolving Credit Loan (or the portion thereof as to which no


election is specified) shall be a Base Rate Loan. The Agent shall promptly on the same day provide the Banks notice that it has received notice from the Borrower pursuant to this paragraph. On the borrowing date specified in such notice, each Bank shall make its ratable share of the borrowing available to the Borrower at Account No. 001-641-844 maintained at the offices of NationsBank, no later than 5:00 p.m., Charlotte, North Carolina time, in Federal or other immediately available funds.

     (d) Interest Period Limitations, etc. Notwithstanding any provision to the contrary in this Loan Agreement, the Borrower shall not in any notice of borrowing under this Section 2.02 request any CD Loan or any Eurodollar Loan which, if made, would result in an aggregate of more than nine separate CD Loans of any Bank or nine separate Eurodollar Loans of any Bank or nine separate CD Loans of any Bank and Eurodollar Loans of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, (i) Revolving Credit Loans made ratably by the Banks pursuant to a discrete borrowing request shall be considered a single Revolving Credit Loan and (ii) Revolving Credit Loans of any single type having different Interest Periods, regardless of whether they commence or expire on the same date, shall be consid-ered separate Revolving Credit Loans. The Borrower may continue any CD Loan or Eurodollar Loan, or convert all or any part of any Base Rate Loans, CD Loan or Eurodollar Loans into Revolving Credit Loans of another type, in accordance with Section 5.02 hereof and subject to the limitations set forth therein.

     2.03 Revolving Credit Notes. The Revolving Credit Loans by each Bank shall be evidenced by a Revolving Credit Note duly executed on behalf of the Borrower, dated the date hereof, in substantially the form of Exhibit C attached hereto, payable to the order of such Bank in a principal amount equal to the Revolving Credit Loan Commitment of such Bank. Each Revolving Credit Loan shall bear interest from the date of disbursement thereof on the outstanding principal balance thereof as set forth in Section 2.04 hereof. The aggregate unpaid principal amount of the Revolving Credit Loans of each Bank at any time shall be the principal amount owing on the Revolving Credit Note of such Bank at such time. The principal amount of each Revolving Credit Loan, as evidenced by a Revolving Credit Note, shall be due and payable on the Termination Date. All accrued and unpaid interest on the outstanding principal balance of each Revolving Credit Note shall be payable on each Interest Payment Date; provided that, if any such day is not a Business Day, such interest shall be payable on the next succeeding Business Day (unless, in case of a Eurodollar Loan, the same would fall in a succeeding month, in which case such principal shall be payable on the first preceding Business Day). All payments under the Revolving Credit Notes shall be made in accordance with Section
5.07 hereof.

     2.04  Interest.  (a)  Subject to the provisions of Section
5.01 hereof, each Revolving Credit Loan which is a Base Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Base Rate. Interest shall be payable on each Base Rate Loan quarterly on each Interest Payment Date, commencing with the first of such dates to occur after the date of such Base Rate Loan, and on the Termination Date or the date of conversion of such Base Rate Loan to a Revolving Credit Loan of a different type.



     (b) Subject to the provisions of Section 5.01 hereof, each Revolving Credit Loan which is a CD Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the CD Rate plus the Applicable Percentage. Interest shall be payable on each CD Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such CD Loan to a Revolving Credit Loan of a different type. The Agent shall determine the applicable CD Rate for each Interest Period at 10:00 a.m., or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrower and the Banks of the CD Rate so determined. Such determination shall be conclusive absent manifest error.

     (c) Subject to the provisions of Section 5.01 hereof, each Revolving Credit Loan which is a Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Base Rate plus the Applicable Percentage. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Eurodollar Loan to a Revolving Credit Loan of a different type. The Agent shall determine the applicable LIBOR Base Rate for each Interest Period at 11:00 a.m., London time, or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrower and the Banks of the LIBOR Base Rate so determined. Such determination shall be conclusive absent manifest error.

     2.05  Commitment Fee; Commitment Reductions.

     (a) Commitment Fee. The Borrower agrees to pay in immediately available funds to the Agent (without offset or counterclaim), for the account of the Banks, in consideration of the Revolving Credit Loan Commitments hereunder, on the last day of each June, September, December and March, commencing with the first such date after the date hereof, and on the date of any reduction or termination of the Revolving Credit Loan Commitments of the Banks hereunder, a per annum fee (the "Commitment Fee") equal to the Applicable Percentage for the Commitment Fee (computed on the basis of the actual number of days elapsed in a year of 360 days) on the average daily Unutilized Revolving Credit Loan Commitments during the preceding period or quarter. The Commitment Fee shall commence to accrue as of the date hereof, and shall cease to accrue on the earlier of the Termination Date or the termination of the Revolving Credit Loan Commitments of the Banks hereunder.

     (b) Commitment Reductions. (i) The Borrower may in full permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Loan Commitments, in each case upon at least three Business Days' prior written, telefax or telephonic notice to the Agent. Reductions of the Revolving Credit Loan Commitments pursuant to the terms of Section 3.01 or Section 4.01 hereof shall not be considered permanent reductions of the Revolving Credit Loan Commitments. Each partial reduction of the Revolving Credit Loan Commitments shall be in an aggregate principal amount of $5,000,000.00 or in an integral multiple of $1,000,000.00 in excess thereof. The Agent shall promptly on the same day provide the Banks notice that it has received notice from the Borrower pursuant to this subparagraph.


         (ii) In the case of any termination or reduction of the Revolving Credit Loan Commitments pursuant to subparagraph (i) above, immediately after giving effect to such termination or reduction, (A) the sum of (1) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (1) the aggregate LC Outstandings, plus (3) the aggregate principal balance of all outstanding Money Market Loans, shall not exceed (B) the aggregate Revolving Credit Loan Commitments of all of the Banks. Each reduction in the aggregate Revolving Credit Loan Commitments pursuant to subparagraph (i) above shall be made ratably among the Banks in accordance with each Bank's Revolving Credit Loan Commitment.


                           ARTICLE III

                        LETTERS OF CREDIT

     3.01 Letters of Credit.

(a) General Provisions. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the LC Documents, if any, executed in connection with the issuance of each Letter of Credit and any other terms and conditions which the LC Agent may reasonably require, the LC Agent will, at any time and from time to time from the Closing Date until the day five (5) Business Days prior to the Termination Date, issue such Letters of Credit as the Borrower may request in a form acceptable to the LC Agent; provided, however, that (i) at no time shall the LC Outstandings exceed $150,000,000.00, (ii) no Letter of Credit shall be issued hereunder if, after giving effect to the issuance of such Letter of Credit, (A) the sum of (1) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (2) the aggregate LC Outstandings, plus (3) the aggregate principal balance of all outstanding Money Market Loans, would exceed (B) the aggregate Revolving Credit Loan Commitments of all of the Banks, (iii) no Letter of Credit shall be issued hereunder if it would support any tax exempt obligations of the applicable account party, (iv) the stated expiry date of each Letter of Credit shall be a date falling on or before the Termination Date, (v) the aggregate undrawn amount of issued and outstanding standby Letters of Credit having an expiration date later than the date one year from the date of issuance thereof shall not at any time exceed $20,000,000.00 and (vi) the expiration date of any documentary Letter of Credit shall be not more than 180 days from the date of issuance thereof. Subject to the limitations set forth in the preceding sentence, the Borrower shall be permitted to request the issuance of annually renewable standby Letters of Credit. Each Letter of Credit shall comply with the related LC Documents. The issuance and expiration dates of each Letter of Credit shall be a Business Day.

     (b) Requests for Letters of Credit. The request for the issuance of a Letter of Credit shall be submitted in writing to the LC Agent not later than 10:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to the requested date of issuance and shall be accompanied by such documents as are specified therein and in the related LC Documents. Upon issuance of a Letter of Credit, the LC Agent shall promptly and on the same day notify the Banks of the amount and terms thereof.



     (c) Participations of Banks in Letters of Credit. (i) Upon the issuance of each Letter of Credit, each Bank shall automatically acquire a participation in the liability of the LC Agent under such Letter of Credit in an amount equal to such Bank's pro rata share (based on such Bank's portion of the total Revolving Credit Loan Commitments) of such liability and shall thereby absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the LC Agent and discharge when due in accordance with subsection (d) below, its pro rata share of the LC Agent's liability under such Letter of Credit.

          (ii) On the Closing Date, (A) each Bank shall automatically acquire a participation in the liability of the LC Agent under each Existing Letter of Credit in an amount equal to such Bank's pro rata share (based on such Bank's portion of the total Revolving Credit Loan Commitments) of such liability and shall thereby absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the LC Agent and discharge when due in accordance with subsection
(d) below, its pro rata share of the LC Agent's liability under such Existing Letters of Credit and (B) each Existing Letter of Credit shall be deemed for all purposes of this Loan Agreement and the other Loan Documents to be a Letter of Credit.

     (d) Reimbursement of Drawings. In the event of any drawing under any Letter of Credit, the LC Agent will promptly and on the same day notify the Borrower. The Borrower shall reimburse the LC Agent on the date of drawing under any Letter of Credit for the full amount of the related LC Reimbursement Obligation (with proceeds of a Revolving Credit Loan as provided above, or otherwise) in accordance with Section 5.07 hereof. Unless the Borrower shall immediately notify the LC Agent of its intent to otherwise reimburse the LC Agent any drawing under a Letter of Credit shall be considered a request by the Borrower for a Revolving Credit Loan in an amount equal to such drawing pursuant to the terms hereof. Each Revolving Credit Loan made pursuant to the foregoing sentence shall be a Base Rate Loan (unless and until later converted to a Revolving Credit Loan of a different type pursuant to the terms hereof) and shall be applied to satisfy the related LC Reimbursement Obligation. If the Borrower shall fail to reimburse the LC Agent as provided hereinabove, the related LC Reimbursement Obligation shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower (or any other applicable account party as permitted by Section 3.03 hereof) may claim or have against the LC Agent, the Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower (or any other applicable account party as permitted by Section 3.03 hereof) to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit or any related LC Documents. The LC Agent will promptly notify the other Banks of the amount of any unpaid LC Reimbursement Obligation, and each Bank shall promptly pay to the Agent for the account of the LC Agent the amount of such Bank's pro rata share of such unpaid LC Reimbursement Obligation by means of a Revolving Credit Loan made pursuant to this Section 3.01(d) or otherwise. Such payment shall be made on the day such notice is received by


such Bank from the LC Agent if such notice is received at or before 2:00 p.m., Charlotte, North Carolina time, otherwise such payment shall be made at or before 5:00 p.m., Charlotte, North Carolina time, on the Business Day next succeeding the day such notice is received. Each Bank's obligation to make such payment to the LC Agent, and the right of the LC Agent to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the LC Agent, such Bank shall, automatically and without any further action on the part of the LC Agent or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the LC Agent) in the related LC Reimbursement Obligation, in the interest thereon and in the related LC Documents, and shall have a claim against the Borrower with respect thereto. In allocating to the Banks interest payments received from the Borrower on the Revolving Credit Loans, the Agent is hereby directed to consider the date of reimbursements to the Agent for the account of the LC Agent as described in this Section 3.01(d).

     (e) Indemnity. The Borrower hereby agrees to indemnify and hold harmless the LC Agent, each other Bank, the Agent and each of their respective officers, directors, affiliates, employees or agents (the "Indemnitees") from and against any and all claims and damages, losses, liabilities, costs and expenses which the Indemnitees may incur (or which may be claimed against any Indemnitee) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Indemnitees for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of any Indemnitee in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) caused by the LC Agent's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit (unless such payment is prohibited by any law, regulation, court order or decree). The provisions of this Section 3.01(e) shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

     (f)  Letter of Credit Fees.

          (i) (A) The Borrower agrees to pay (without offset or counterclaim) to the Agent, for the account of the Banks, a per annum fee (the "Standby Letter of Credit Fee") equal to the Applicable Percentage for the Standby Letter of Credit Fee on the maximum amount available to be drawn from time to time under each outstanding Standby Letter of Credit. This Standby Letter of Credit Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, and on the Termination Date.

          (B) The Borrower agrees to pay (without offset or counterclaim) to the Agent, for the account of the LC Agent, a per annum fee (the "LC Agent Standby Letter of Credit Facing Fee") of 10 basis points on the maximum amount available to be drawn from time to time under each outstanding Standby Letter of Credit. This LC Agent Standby Letter of Credit Facing Fee shall be payable


quarterly in arrears on the last day of each March, June, September and December, and on the Termination Date.

          (ii) The Borrower agrees to pay to the Agent (without offset or counterclaim) for the account of the Banks (A) an issuance fee equal to twenty-five (25) basis points on the face amount of each documentary Letter of Credit and (B) a drawing fee equal to fifteen (15) basis points on the amount of each drawing under any documentary Letter of Credit. The issuance fee described in subclause (A) above shall be payable on the date of issuance of each documentary Letter of Credit, and the drawing fee described in subclause (B) above shall be payable on each date of drawing under a documentary Letter of Credit.

          (iii) In addition to the fees payable pursuant to clauses (i) and (ii) above, the Borrower hereby agrees to pay to the Agent, for the account of the LC Agent, (A) a negotiation fee equal to ten (10) basis points on the amount of each drawing under a documentary Letter of Credit and (B) the customary charges from time to time of the LC Agent with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, any Letters of Credit.

          (iv) Any fee paid in connection with a Letter of Credit (including an Existing Letter of Credit) other than the fees and other amounts payable pursuant to subsection (f)(i)(B) or (f)(iii) above, shall be shared by the LC Agent with the Banks pro rata in accordance with Section 5.07 hereof; provided, however, the Banks shall not be entitled to any such fee for an Existing Letter of Credit which has been deemed to be earned during the period prior to June 19, 1987; provided further, any such fee shall be deemed to be earned evenly throughout the period for which it is paid regardless of when it was paid.

     3.02 Additional Costs. In the event of the imposition hereafter of, or changes hereafter in, the reserve or capital allocation requirements promulgated by the Board of Governors of the Federal Reserve System of the United States or any public body or governmental agency having jurisdiction over any Bank with respect to the issuance of or the participation in letters of credit or the maintenance of loan commitments, the Borrower will pay to the Agent for the benefit of such Bank such additional amount or amounts as will compensate such Bank for the effect of such reserve or capital allocation requirements as determined by such Bank on the basis of such reserve or capital allocation requirements applicable to it, which determination shall be conclusive absent manifest error. The provisions of this Section shall survive termination of this Loan Agreement.

     3.03 Account Parties. Notwithstanding anything to the contrary set forth in this Loan Agreement, including without limitation Section 3.01(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Loan Agreement for such Letter of Credit and such statement shall not affect the Borrower's obligations hereunder with respect to such Letter of Credit.



                           ARTICLE IV

                       MONEY MARKET LOANS


     4.01 Money Market Loans. The Banks agree that the Borrower may at any time or from time to time on or after the date hereof and until the Termination Date request the Banks to make Money Market Loans in an aggregate principal amount at any time outstanding not exceeding the aggregate Revolving Credit Loan Commitments of all the Banks; provided, however, that the aggregate principal amount of the outstanding Money Market Loans of any Bank (individually or taken together with the outstanding Revolving Credit Loans of such Bank) may (but shall not be required to) exceed such Bank's Revolving Credit Loan Commitment. The Banks may, but shall have no obligation to, make Money Market Loans and the Borrower may, but shall have no obligation to, accept Money Market Quotes, pursuant to the following terms and conditions:

          (a) Money Market Loan Requests. The Borrower may at any time and from time to time on or after the Closing Date and until the Termination Date make a written, telefax or telephonic request to all of the Banks for a Money Market Loan. To be effective, such request must be received by each of the Banks by such time as determined by each such Bank in accordance with such Bank's customary practices (in any event not to be later than 12:00 noon Eastern Standard (or Daylight) Time) on the date of the requested borrowing and must specify (i) that a Money Market Loan is requested, (ii) the amount of such Money Market Loan, which amount shall be not less than $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof and (iii) the Interest Period for such Money Market Loan.

          (b) Money Market Quotes. Upon receipt of a request by the Borrower for a Money Market Loan, each Bank may, in its sole discretion, submit a Money Market Quote containing an offer to make a Money Market Loan in an amount up to the amount specified in the related request for Money Market Loans. Such Money Market Quote shall be submitted to the Borrower by telephone notice by such time as determined by such Bank in accordance with such Bank's customary practices (in any event not to be later than 1:00 p.m. Eastern Standard (or Daylight) Time), on the date of the requested Money Market Loan. Money Market Quotes so made shall be irrevocable. Each Money Market Quote shall specify (i) the date of the proposed Money Market Loan, (ii) the maximum and minimum principal amounts of the Money Market Loan for which such offer is being made (which may be for all or a part of (but not more than) the amount requested by the Borrower), (iii) the applicable Money Market Rate, and (iv) the applicable Interest Period.

          (c)  Acceptance of Money Market Quotes.  The
     Borrower may, before such time as determined by the applicable Bank in accordance with such Bank's customary practices (in any event until 2:00 p.m. Eastern Standard (or Daylight) Time, on the date of the requested Money Market Loan, accept any Money Market Quote by giving the applicable Bank and the Agent telephone notice


     (immediately confirmed in writing) of (i) the Bank or Banks whose Money Market Quote(s) is/are accepted, (ii) the principal amount of the Money Market Quote(s) so accepted and (iii) the Interest Period of the Money Market Quote(s) so accepted. The Borrower may accept any Money Market Quote in whole or in part; provided, however, that (a) the principal amount of each Money Market Loan may not exceed the maximum amount offered in the Money Market Quote and may not be less than the minimum amount offered in the Money Market Quote, (b) the principal amount of each Money Market Loan may not exceed the total amount requested pursuant to subsection (a) above, (c) the Borrower shall not accept a Money Market Quote made at a particular Money Market Rate if it has decided to reject a Money Market Quote made at a lower Money Market Rate and (d) if the Borrower shall accept a Money Market Quote or Quotes made at a particular Money Market Rate but the amount of such Money Market Quote or Quotes shall cause the total amount of Money Market Quotes to be accepted by the Borrower to exceed the total amount requested pursuant to subsection (a) above, then the Borrower shall accept a portion of such Money Market Quote or Quotes in an amount equal to the total amount requested pursuant to subsection (a) above less the amount of other Money Market Quotes accepted with respect to such request, which acceptance, in the case of multiple Money Market Quotes at the same Money Market Rate, shall be made pro rata in accordance with each such Money Market Quote at such Money Market Rate. Money Market Quotes so accepted by the Borrower shall be irrevocable.

          (d) Funding of Money Market Loans. Upon acceptance by the Borrower pursuant to subsection (c) above of all or a portion of any Bank's Money Market Quote, such Bank shall, before such time as determined by such Bank in accordance with such Bank's customary practices, on the date of the requested Money Market Loan, make such Money Market Loan available to the Agent in Federal or other immediately available funds. Upon receipt of such funds, the Agent will promptly make such funds available to the Borrower at Account No. 001-641-844 maintained at the offices of NationsBank; provided, however, that if on the date of such Money Market Loan the Borrower is to repay all or any part of an outstanding Revolving Credit Loan, then the Agent shall apply such Money Market Loan first to such repayment, and only an amount equal to the excess (if any) of the amount borrowed over the amount being repaid shall be made available to the Borrower.

          (e) Money Market Notes. The Money Market Loans of each Bank shall be evidenced by a single Money Market Note duly executed on behalf of the Borrower, dated the date hereof, in substantially the form of Exhibit D attached hereto, payable to the order of such Bank in the original principal amount of up to $375,000,000.00 with interest on the unpaid principal amount from time to time outstanding of each Money Market Loan evidenced thereby as prescribed in subparagraph (h). Each Bank is hereby authorized to record the date and amount of each Money Market Loan made by such Bank, the maturity date thereof,


     the date and amount of each payment of principal thereof and interest thereon and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Money Market Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that neither the failure to make any such recordation nor any error in such recordation shall not affect the obligations of the Borrower hereunder or under such Money Market Note. Each Money Market Loan shall bear interest for the period from and including the date of such Money Market Loan on the principal amount thereof from time to time outstanding at the applicable Money Market Rate determined as provided in subparagraph (h), and such interest shall be payable as specified in subparagraph
     (h).

          (f) Repayment of Money Market Loans. The Borrower shall repay to each Bank which has made a Money Market Loan on the last day of the Interest Period for such Money Market Loan the then unpaid principal amount of such Money Market Loan. The Borrower may not prepay any Money Market Loan unless such prepayment is accompanied by payment of amounts specified in Section 5.06 hereof. Money Market Loans may not be converted into Revolving Credit Loans of a different type.

          (g) Interest. The Borrower shall pay interest to each Bank on the unpaid principal amount of each Money Market Loan from and including the date of such Money Market Loan to but excluding the stated maturity date thereof, at the applicable Money Market Rate for such Money Market Loan (calculated on the basis of a year of 360 days), payable on the last day of the Interest Period therefor.

          (h)  Limitation on Number of Money Market Loans.
     The Borrower shall not request a Money Market Loan if, assuming the maximum amount of Money Market Loans so requested is borrowed as of the date of such request, (i) the sum of (A) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (B) the aggregate LC Outstandings, plus (C) the aggregate principal balance of all outstanding Money Market Loans, would exceed (ii) the aggregate Revolving Credit Loan Commitments of all of the Banks.

          (i) Change in Procedures for Requesting Money Market Loans. The Borrower and the Banks hereby agree that, notwithstanding any other provision to the contrary contained in this Loan Agreement, at the written direction of the Agent in its sole discretion to the Borrower and the Banks, all further requests by the Borrower for Money Market Loans shall be made by the Borrower to the Banks through the Agent in accordance with such procedures as shall be prescribed by the Agent and acceptable to the Borrower and the Banks.





                            ARTICLE V

                 ADDITIONAL PROVISIONS REGARDING
                     REVOLVING CREDIT LOANS
                               AND
                       MONEY MARKET LOANS

     5.01  Additional Interest Rate Provisions.

     (a) Default Rate. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall on demand from time to time pay interest on the principal balance of the Revolving Credit Loans and the Money Market Loans and, to the extent permitted by law, on overdue payments of interest and any other amounts payable hereunder or under any of the other Loan Documents up to the date of actual payment (after as well as before judgment):

          (i) in the case of principal of or interest on a Revolving Credit Loan or Money Market Loan, at a rate determined by the Agent to be 2% per annum plus the rate which would otherwise be payable under Section 2.04 or 4.01(g) hereof, as applicable; and

         (ii)  in the case of any other amount payable
     hereunder or under any of the other Loan Documents (other than amounts referred to in clause (i) or (ii) above), at a rate 2% per annum plus the Base Rate.

     (b) Inability to Determine LIBOR Base Rate. If prior to the first day of any Interest Period for any Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert CD Loans or Base Rate Loans to Eurodollar Loans.

     (c) Inability to Determine CD Rate. If prior to the first day of any Interest Period for any CD Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the CD Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any CD Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to or continued as CD Loans shall be converted to or continued as Base


Rate Loans and (z) any outstanding CD Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further CD Loans shall be made or continued as such, nor shall the Borrower have the right to convert Eurodollar Loans or Base Rate Loans to Eurodollar Loans.

     5.02 Conversion and Continuation of Revolving Credit Loans. The Borrower shall have the right, at any time, upon prior written, telefax or telephonic notice to the Agent (which notice shall be irrevocable and, to be effective, must be received by the Agent not later than 10:00 a.m., Charlotte, North Carolina time, in the case of Base Rate Loans, on the Business Day of any conversion, in the case of CD Loans, on the second Business Day preceding the date of any continuation or conversion, and in the case of Eurodollar Loans, on the third Business Day preceding the date of any continuation or conversion), (i) to continue any CD Loan or Eurodollar Loan or portion thereof into a subsequent Interest Period and (ii) to convert any Revolving Credit Loan (but not a Money Market Loan) or portion thereof into a Revolving Credit Loan (but not a Money Market Loan) of a different type, subject to the following:

          (a) no Event of Default shall have occurred and be continuing at the time of such continuation or conversion, and the representations and warranties set forth in Article VIII hereof shall be true and correct in all material respects on and as of the date of such continuation or conversion with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

          (b) if less than all Revolving Credit Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Banks in accordance with the respective principal amounts of the Revolving Credit Loans held by the Banks immediately prior to such continuation or conversion and the notice given to the Banks by the Borrower shall specify the aggregate amount of Revolving Credit Loans to be continued or converted;

          (c) in the case of a continuation or conversion of less than all Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans continued or converted shall not be less than $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof;

          (d) each conversion shall be effected by each Bank by applying the proceeds of the new Base Rate Loan, CD Loan or Eurodollar Loan, as the case may be, to the Revolving Credit Loan (or portion thereof) being converted, and accrued interest on the CD Loan or Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (e) if the new Revolving Credit Loan made in respect of a conversion shall be a CD Loan or Eurodollar
     Loan, the first Interest Period with respect thereto


     shall commence on the date of conversion;

          (f) no Revolving Credit Loan may be converted to a CD Loan or a Eurodollar Loan less than thirty (30) days or one (1) month, respectively, before the Termination
     Date;

          (g) no Interest Period shall be selected by the Borrower for a Revolving Credit Loan converted to or continued as a CD Loan or a Eurodollar Loan if such Interest Period is not available to the Borrower pursuant to the terms of the definition of "Interest Period" set forth in Section 1.01 and/or Section 5.01(b) or (c) hereof, as the case may be;

          (h) a CD Loan or Eurodollar Loan may be converted to another type of Revolving Credit Loan only on the last day of an Interest Period;

          (i) each request for a CD Loan or Eurodollar Loan or continuation thereof which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of a thirty (30) day duration with respect to a CD Loan and of a one (1) month duration with respect to a Eurodollar Loan;

          (j) Money Market Loans may not be converted into Revolving Credit Loans of any type and Revolving Credit
     Loans may not be converted into Money Market Loans; and

          (k) no more than nine separate CD Loans or nine separate Eurodollar Loans or nine separate CD Loans and Eurodollar Loans shall be outstanding hereunder at any one time, it being understood that, for purposes of the foregoing, (i) Revolving Credit Loans made ratably by the Banks pursuant to a discrete borrowing request shall be considered a single Revolving Credit Loan and (ii) Revolving Credit Loans of any single type having different Interest Periods, regardless of whether they commence or expire on the same date, shall be considered separate Revolving Credit Loans.

In the event that the Borrower shall (i) not give notice to continue any Eurodollar Loan or CD Loan into a subsequent Interest Period, (ii) not give notice to convert any such Revolving Credit Loan into a Revolving Credit Loan of the other type or (iii) be prevented from continuing or converting any Eurodollar Loan or CD Loan pursuant to the terms of this Section 5.02, such Revolving Credit Loan (unless repaid) shall automatically become a Base Rate Loan at the expiration of the then current Interest Period.

     5.03  Prepayments.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Base Rate Loan, in whole or in part, without premium or penalty, upon prior written, telefax or telephonic notice to the Agent no later than 10:00 a.m., Charlotte, North Carolina time, on the Business Day of the proposed prepayment; provided, however, that each such partial prepayment shall be in the aggregate principal amount of at least $1,500,000.00 (or in an integral multiple of $100,000.00 in excess


thereof) or the balance of such Revolving Credit Loan, if less.

     (b) The Borrower shall have the right to prepay any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telefax or telephonic notice to the Agent; provided, however, that (i) each such partial prepayment shall be in the aggregate principal amount of at least $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof and (ii) no such prepayment made before the last day of the Interest Period in effect for such Revolving Credit Loan shall be permitted unless accompanied by payment of amounts specified in Section 5.06 hereof.

     (c) The Borrower shall have the right to prepay any CD Loan, in whole or in part upon at least three Business Days' prior written, telefax or telephonic notice to the Agent; provided, however, that (i) each such partial prepayment shall be in the aggregate principal amount of at least $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof and (ii) no such prepayment made before the last day of the Interest Period in effect for such Loan shall be permitted unless accompanied by payment of amounts specified in Section 5.06 hereof.

     (d) The Borrower may not prepay any Money Market Loan unless such prepayment is accompanied by payment of amounts specified in
Section 5.06 hereof.

     (e) Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Revolving Credit Loan by the amount stated therein. All prepayments under this Section shall be shared pro rata by the Banks (except in the case of prepayment of a Money Market Loan) and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Amounts prepaid under the Revolving Credit Notes pursuant to this Section prior to the Termination Date shall be available to be reborrowed from the Banks under this Loan Agreement in accordance with the terms hereof.

     5.04 Additional Costs. (a) The cost to any Bank of making or maintaining any CD Loans or Eurodollar Loans, of issuing or maintaining, or participating in, any Letters of Credit or of maintaining its Revolving Credit Loan Commitment may fluctuate as a result of imposition hereafter of, or changes hereafter in, the reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States. Accordingly, the Borrower shall pay to each Bank such additional amount or amounts as will compensate it for the effect of such reserve requirements applicable to it, which determination shall be conclusive absent manifest error. For purposes hereof, the aforesaid reserve requirements shall include any reserve on Eurocurrency Liabilities as defined by Regulation D of said Board at the ratios provided in such Regulation D from time to time. It is hereby agreed that Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities (as defined in such Regulation D). Such Bank shall promptly refund any amounts received by it pursuant to this Section 5.04(a) that were erroneously billed to the Borrower together with interest thereon at the Federal Funds Rate. The provisions of this subsection shall survive termination of this Loan Agreement.




     (b) In the event that after the date hereof any change in applicable law or regulations or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof shall occur which shall:

          (i) subject any Bank to any tax with respect to any CD Loan, Eurodollar Loan, Money Market Loan or Letter of Credit (including participations therein) (other than any tax on the overall net income of such Bank imposed by the United States of America or by the jurisdiction in which such Bank has its principal office or political subdivision or taxing authority therein); or

         (ii) change the basis of taxation of any payment to any Bank of principal of or interest on any CD Loan, Eurodollar Loan, Money Market Loan or LC Reimbursement Obligation or fees and other amounts payable hereunder, or any combination of the foregoing; or

        (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Bank as it relates to CD Loans, Eurodollar Loans, Money Market Loans, Letters of Credit (including participations therein) or the Revolving Credit Loan Commitment of such Bank; or

         (iv) impose upon such Bank any other condition with respect to the CD Loans, Eurodollar Loans, Money Market Loans or Letters of Credit (including participations therein), or upon such Bank any other condition with respect to this Loan Agreement as it relates to CD Loans, Eurodollar Loans, Money Market Loans or Letters of Credit (including participations therein) or the Revolving Credit Loan Commitment of such Bank;

and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any CD Loan, Eurodollar Loan or Money Market Loan, of issuing or maintaining, or participating in, any Letter of Credit or of maintaining its Revolving Credit Loan Commitment or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank, or to require such Bank to make any payment in connection with any CD Loan, Eurodollar Loan, Money Market Loan or Letter of Credit (or participation therein), in each case by or in an amount which such Bank in its sole reasonable judgment shall deem material, then and in each such case the Borrower agrees to pay to such Bank, as provided in paragraph (c) below (but without duplication of the payments required under paragraph (a) above), such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment; provided, however, that if any Bank shall request compensation under this
Section 5.04(b) with respect to any CD Loan or Eurodollar Loan, the Borrower may, at its option and upon written notice to the Banks, elect to convert such Revolving Credit Loan of such Bank into a Base Rate Loan upon the payment by the Borrower of the increased costs described above incurred prior to such conversion and any amount owing in respect of Section 5.06 hereof, it being understood that (A) for purposes of Sections 5.02 and 5.03 hereof, such Base


Rate Loan, until the expiration of the Interest Period of the CD Loan or Eurodollar Loan so converted into a Base Rate Loan, shall be subject to prepayment or conversion only at such times and on such conditions as the Revolving Credit Loan from which it was converted and (B) upon such increased costs being eliminated, or reduced by an amount deemed sufficient by the Borrower, such Base Rate Loan may be reconverted into a CD Loan or Eurodollar Loan, as the case may be, having an Interest Period expiring on the same date as the CD Loan or Eurodollar Loan previously converted into such Base Rate Loan; provided further, however, that if the result of any the foregoing shall be to decrease the cost to any Bank of making or maintaining any CD Loan, Eurodollar Loan or Money Market Loan, of issuing or maintaining or participating in any Letter of Credit by a material amount, then such Bank will credit to the Borrower an amount equal to such decreased costs. Promptly after actual notice to any Bank that a change referred to in this paragraph has occurred, such Bank will give notice of such occurrence to the Borrower and the Agent. Each Bank agrees that it will promptly refund any amounts received by it pursuant to this
Section 5.04(b) that were erroneously billed to the Borrower together with interest thereon at the Federal Funds Rate. The provisions of this subsection shall survive termination of this Loan Agreement.

     (c) Each Bank shall promptly deliver to the Borrower from time to time one or more certificates setting forth the amounts due to such Bank under paragraph (a) or (b) above, the reserve requirements or changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to each Bank the amounts shown as due on any such certificate within 10 days after its receipt of the same. No failure on the part of any Bank to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion with respect to any other event. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation hereunder; provided, however, if such law, regulation or other condition giving rise to such demand is determined to be invalid or inapplicable, the Bank will promptly refund any amount erroneously billed to the Borrower together with interest thereon at the Federal Funds Rate.

     5.05 Change in Circumstances. (a) Notwithstanding anything to the contrary contained elsewhere in this Loan Agreement, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower, such Bank may:

          (i)  declare that Eurodollar Loans will not
     thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar
     Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and




         (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below (notwithstanding the provisions of Section 5.07 hereof but subject to the provisions of Section 5.06 hereof).

     (b) For purposes of this Section 5.05, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective with respect to outstanding Eurodollar Loans, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Borrower.

     5.06 Indemnity. The Borrower shall reimburse each Bank on demand for any actual out-of-pocket loss incurred by it in the reemployment of the funds released by any prepayment or conversion of any CD Loan, Eurodollar Loan or Money Market Loan required or permitted by any other provision of this Loan Agreement if such Revolving Credit Loan or Money Market Loan is prepaid or converted other than on the last day of any Interest Period for such Revolving Credit Loan or Money Market Loan or upon any failure by the Borrower to borrow or convert or continue any Revolving Credit Loan or Money Market Loan after giving notice thereof. Determinations by any Bank under this Section 5.06 shall be conclusive absent manifest error. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

     5.07 Payments. Except as required in connection with the payment of interest on Revolving Credit Loans made in connection with drawings under Letters of Credit as described in Section 3.01(d) hereof, all payments and prepayments of principal, interest and fees (other than the agent's fee payable to the Agent and other than the fees and other amounts payable to the LC Agent pursuant to
Section 3.01(f)(iii) hereof) in respect of the Revolving Credit Loans and the Letters of Credit shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Revolving Credit Notes (or in accordance with the Revolving Credit Loan Commitments if there are no amounts then outstanding under the Revolving Credit Notes). Except as otherwise expressly provided in Article V hereof, all payments by the Borrower hereunder (other than payments in respect of Money Market Loans) and under the Revolving Credit Notes shall be made to the Agent at its offices at Charlotte, North Carolina, for the account of each Bank in dollars in Federal or other immediately available funds by 11:00 a.m. Charlotte, North Carolina time, on the date on which such payment shall be due. All payments received by the Agent for the account of a Bank shall be promptly on the same day remitted by the Agent to such Bank. Upon receipt by a Bank of more than its pro rata share of any such principal or interest payment (after taking into account any adjustment necessary to compensate the LC Agent for the situation referred to in the first sentence of this
Section 5.07), whether voluntary or involuntary, or of any proceeds of collateral securing the Revolving Credit Loans, it is hereby agreed among the Banks and the Borrower that the Bank receiving such excess payment or proceeds (the "Receiving Bank") shall be obligated to pay to the other Banks for application to such Banks' Revolving Credit Notes, an amount necessary to reduce the outstanding principal and interest balances on such Banks'


Revolving Credit Notes to the balances that would be outstanding on such Banks' Revolving Credit Notes if the Receiving Bank had not received more than its pro rata share of such payment; provided, however, that in the event any amount paid by any Receiving Bank to any other Bank pursuant to the immediately preceding sentence is rescinded or must otherwise be returned by the Receiving Bank, each other Bank shall, upon request of the Receiving Bank, repay to the Receiving Bank the amount so paid by the Receiving Bank to such Bank, with interest for the period commencing on the date such payment is returned by the Receiving Bank until the date the Receiving Bank receives such repayment at the Federal Funds Rate. Interest in respect of any Revolving Credit Loan or Money Market Loan hereunder shall accrue from and including the date of such Revolving Credit Loan or Money Market Loan to but excluding the date on which such Revolving Credit Loan or Money Market Loan is paid in full. All payments of principal and interest under the Money Market Notes shall be in accordance with the terms of Article IV hereof. Notwithstanding anything to the contrary contained in this Section 5.07 or elsewhere in this Loan Agreement or any other of the Loan Documents, each Bank agrees with respect to all payments, whether voluntary or involuntary, on account of any Money Market Loan of such Bank received by such Bank during any period following the occurrence of an event or condition which is, or upon lapse of a cure period specified in this Loan Agreement would constitute, an Event of Default and until such event or condition shall have been cured (as determined by the Agent), that such payments shall be shared pro rata among the Banks in accordance with the then outstanding principal amounts of the Revolving Credit Notes and the Money Market Notes and each Bank's pro rata share of the LC Outstandings at such time. The portion of any such payment referred to in the preceding sentence required pursuant to such preceding sentence to be allocated to the aggregate undrawn amount of issued and outstanding Letters of Credit shall be paid to the Agent and, subject to the immediately succeeding sentence, held by the Agent as cash collateral in an interest bearing account for the benefit of the Banks until such time, if ever, as the event or condition referred to above shall have been cured (as determined by the Agent), at which time such proceeds shall be distributed by the Agent to the Banks on a pro rata basis based on the then outstanding principal amounts of the Revolving Credit Notes and the Money Market Notes. If, at any time that the Agent is holding any such proceeds on account of issued and outstanding Letters of Credit, any amounts are drawn under any such Letter of Credit, then the Agent shall distribute the proceeds so held by the Agent to the extent of such drawing to the Banks based on the pro rata shares of the Banks in the related LC Reimbursement Obligation. To the extent that aggregate proceeds held by the Agent on account of issued and outstanding Letters of Credit at any time exceed the aggregate undrawn amount of Letters of Credit at such time, the Agent shall distribute the proceeds so held by the Agent to the extent of such excess to the Banks on a pro rata basis based on the then outstanding principal amounts of the Revolving Credit Notes and the Money Market Notes. All payments and prepayments of principal, interest and fees in respect of the Revolving Credit Loans, the Money Market Loans and the Letters of Credit shall be without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the nation of Canada or any political subdivision or taxing authority thereof.





     5.08 Capital Adequacy. In the event that any Bank shall have determined that the adoption hereafter of or any change hereafter in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or by any court, or compliance by such Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company as a consequence of its obligations hereunder to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of such Bank's holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered. Within a reasonable time after making a request for such additional amount hereunder, such Bank will furnish to the Borrower a statement certifying the amount of such reduction and describing the event giving rise to such reduction, which determination shall be conclusive absent manifest error. Failure on the part of such Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital in such period or in any other period. The protection of this Section 5.08 shall be available to the Banks regardless of any possible conflict or invalidity or inapplicability of the law, regulation or condition which shall have been imposed. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.



                           ARTICLE VI

                  INITIAL CONDITIONS PRECEDENT

     6.01 Conditions Precedent to Initial Extensions of Credit. The obligations as of the Closing Date of the Banks to make any Revolving Credit Loans or Money Market Loans and of the LC Agent to issue Letters of Credit, are subject to the conditions precedent that the Agent shall have received on or before such day the following, in form and substance satisfactory to the Agent:

          (a)  fully executed copies of this Loan Agreement
     (including exhibits), the Revolving Credit Notes and the Money
     Market Notes;

          (b) copies of the articles or certificates of incorporation or other charter documents of the Borrower certified by the corporate secretary or an assistant secretary of the Borrower to be true and correct as of the Closing Date;




          (c) a copy of the bylaws of the Borrower certified by the corporate secretary or an assistant secretary of the Borrower to be true and correct as of the Closing Date;

          (d) resolutions of the directors of the Borrower certified by an officer of the Borrower as of the Closing
     Date, approving and adopting the documents described in subparagraph (a) above and authorizing the execution, delivery and performance thereof;

          (e) a copy of the certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the State of Delaware;

          (f) a certificate of the corporate secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the documents described in subparagraph (a) above on behalf of the Borrower;

          (g) the favorable opinion of Messrs. McCausland, Keen & Buckman, counsel to the Borrower, substantially in the form of Exhibit E hereto;

          (h) repayment of all obligations of the Borrower and Airgas Holdings, Inc., and termination of the lending commitments, under the Loan Agreement dated as of November 8, 1994, as amended, among the Borrower and Airgas Holdings, Inc., as co-borrowers, NationsBank and The Bank of New York ("BNY"), as lending banks, NationsBank as agent for such lending banks and BNY as administrative agent for such lending banks.

          (i) evidence satisfactory to the Agent of the cancellation of the guarantees by any of the Subsidiaries of the Borrower of the obligations of the Borrower under each of the Senior Subordinated Note Purchase Agreements.

          (j) such other information and documents as the Agent may reasonably request.


                           ARTICLE VII

             CONDITIONS OF ALL EXTENSIONS OF CREDIT

     Except with respect to Revolving Credit Loans made pursuant to the terms of Section 3.01(d) hereof, the obligations of the Banks to make any Revolving Credit Loans or Money Market Loans and of the LC Agent to issue any Letters of Credit, are subject to the satisfaction of the conditions precedent set forth in Article VI hereof on the Closing Date and to the satisfaction of the following further conditions:

     7.01 Conditions of all Extensions of Credit. In the case of each Revolving Credit Loan (other than a Revolving Credit Loan made pursuant to the terms of Section 3.01(d) hereof) or Money Market Loan to be made hereunder and each Letter of Credit to be issued hereunder:




          (a) proper notice of such Revolving Credit Loan, Money Market Loan or Letter of Credit, as the case may be, shall have been given in accordance with Section 2.02(c), Section 3.01(b), or Section 4.01(a)-(c) hereof, as applicable;

          (b)  the representations and warranties set forth in
     Article VIII hereof shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan, Money Market Loan or Letter of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

          (c) at the time of and immediately after giving effect to each such Revolving Credit Loan (other than Revolving Credit Loans made pursuant to the terms of
     Section 3.01(d) hereof), Money Market Loan or Letter of Credit, as the case may be, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

     7.02 Commitment Limitations; Reaffirmation. In the case of each Revolving Credit Loan to be made hereunder, each Money Market Loan to be made hereunder, each Letter of Credit to be issued hereunder, immediately after giving effect to such Revolving Credit Loan, Money Market Loan or Letter of Credit, as the case may be,
(i) the sum of (A) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus
(B) the aggregate LC Outstandings, plus (C) the aggregate principal balance of all outstanding Money Market Loans, shall not exceed (ii) the aggregate Revolving Credit Loan Commitments of all of the Banks.

     Each borrowing hereunder and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing, issuance or creation, as the case may be, as to the matters specified in Sections 7.01(b) and (c) hereof and each borrowing hereunder that is a Revolving Credit Loan or a Money Market Loan and each issuance of a Letter of Credit hereunder also shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing, issuance or creation, as the case may be, as to the matters specified in Section 7.02 hereof.

                          ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES

     8.01 Representations and Warranties. The Borrower represents and warrants that:

     (a) Corporate Organization. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to carry on its business in the manner now being conducted by it in states in which failure to so qualify would or might have a material adverse effect on the business or operations of such Person.


     (b) Corporate Power and Authority to Own Properties, etc. Each of the Borrower and its Subsidiaries has the legal power and authority to own its properties and assets and to carry on its businesses as now being conducted and as contemplated by this Loan Agreement and the other Loan Documents.

     (c)  Corporate Power and Authority with Respect to Loan
Documents. The Borrower has the power and authority to execute, deliver and perform the Loan Documents.

     (d) Validity of Loan Documents. When executed and delivered, the Loan Documents will be legal, valid and binding obligations of the Borrower and will be enforceable in accordance with their respective terms.

     (e)  Execution, Delivery and Performance of Loan Documents.
The execution, delivery and performance of the Loan Documents:

          (i) have been duly authorized by all requisite corporate action of the Borrower required for the lawful creation and issuance thereof;

         (ii) do not violate any material provision of law, any order of any court or other agency of government or the corporate charter, certificate of incorporation or by-laws of the Borrower, or any provisions of any indenture, agreement or other instrument to which the Borrower or its properties or assets are or will become bound;

        (iii) will not be in conflict with, result in a breach of or constitute an event of default or an event which, upon notice or lapse of time, or both, would constitute such an event of default under any indenture, agreement or other instrument to which the Borrower is a party;

         (iv) do not and will not result in the creation of any lien on any assets of the Borrower.

     (f) Title of Properties. Except as set forth in Exhibit F attached hereto and except for minor defects in title that do not reduce in any material respect the value of such property, each of the Borrower and its Subsidiaries has good and marketable title in fee simple to all of its real property and good title to all of its other property, and none of such property is subject to any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever except as may be permitted hereunder or contemplated hereby.

     (g)  Subsidiaries.  All of the direct and indirect
Subsidiaries of the Borrower as of the Closing Date are set forth in Exhibit G attached hereto.

     (h) Interests in Other Persons. Except as set forth in Exhibit H attached hereto, neither the Borrower nor any of its Subsidiaries owns any interest in any Person.

     (i) Financial Statements. The audited consolidated balance sheet, income statement and statement of cash flows of the Borrower and its Subsidiaries prepared as of March 31, 1995, copies of each


of which have been furnished to each Bank, fairly present the assets, liabilities and financial condition of the Borrower and its Subsidiaries as at the date thereof, all in accordance with Generally Accepted Accounting Principles, and since such date to and including the date of this Loan Agreement there has been no material adverse change in such condition or in the operations of the Borrower and its Subsidiaries taken as a whole.

     (j) Litigation. Except as set forth in Exhibit I attached hereto, there is no pending or, to the Borrower's knowledge following due inquiry, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, specifically including without limitation any federal, state or local environmental agency, (i) which would, if adversely determined, materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (ii) challenging the execution, delivery, validity or enforceability of any of the Loan Documents.

     (k) Compliance with Laws. Each of the Borrower and its Subsidiaries is in material compliance with all statutes, governmental regulations, and applicable judgments, specifically including without limitation all federal, state, and local requirements relating to protection of health or the environment in connection with the operation of such corporation's business.

     (l) Environmental Matters. During the time in which the Borrower or any of its Subsidiaries has owned any real property, no Hazardous Materials were disposed of on, under or about such real property in such a manner as would give rise to a liability which would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, and that, to the extent that the Borrower or any of its Subsidiaries generated, stored or transported Hazardous Materials, such activities were done in such a manner as would not give rise to a liability for failure to comply with any applicable federal, state and local laws, ordinances and regulations which would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. For purposes hereof, "Hazardous Materials" shall be defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; Hazardous Materials Transportation Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as "hazardous wastes" in any state or local laws, rules or regulations applicable to the Borrower or any of its Subsidiaries.

     (m) Governmental Regulations, etc. None of the Borrower or its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Credit Loan or Money Market Loan nor any Letter of Credit will be used whether directly or indirectly, incidentally or ultimately (i) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or to refund Indebtedness incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including without limitation Regulation G, U, T or X thereof. If requested by the Agent, each Borrower agrees that it will (and will cause each of


its Subsidiaries to) furnish to the Banks a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

     (n) Patents, Licenses and Trademarks. Each of the Borrower and its Subsidiaries possesses all necessary patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights to conduct its business without known conflict with any patent, license, trademark, tradename or copyrights of any other Person.

     (o) MEPP. Each of the Borrower and its Subsidiaries is in compliance with the Multi-Employer Pension Plan Amendments Act of
1980 ("MEPP") and has no liability from pension contributions pursuant to MEPP.

     (p) "Investment" or "Holding" Company. None of the Borrower or its Subsidiaries is an "investment company" as that term is defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. None of the Borrower or its Subsidiaries is a "Holding Company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     (q)  Judgments; Defaults.  None of the Borrower or its
Subsidiaries is

          (i) a party to any judgment, order, decree or any agreement or instrument or subject to corporate restrictions materially adversely affecting its business, properties or assets, operation or condition (financial or otherwise); or

         (ii) in default (except where waived) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such corporation is a party, which default would or might have a material adverse effect on the business, properties or assets of the Borrower and its Subsidiaries as a whole.

     (r) Taxes. Each of the Borrower and its Subsidiaries has filed all United States federal tax returns and all other tax returns that are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by such corporation, except such taxes, if any, as are being contested in good faith and as to which adequate reserves in accordance with Generally Accepted Accounting Principles have been provided. No tax liens have been filed, and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are reasonably adequate.

     (s)  ERISA.

     (i) Each of the Borrower and its Subsidiaries is in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to such corporation.




     (ii) No Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan.

     (iii) No proceedings have been instituted, or, to the knowledge of the Borrower, planned, to terminate any Plan or to cause a trustee to be appointed to administer any Plan.

     (iv) Neither the Borrower, any other member of the Controlled Group, nor any duly-appointed administrator of a Plan has instituted or intends to institute proceedings to withdraw from any Multiemployer Plan.

     (v) Each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto.

     (t) Full Disclosure. The information, exhibits and reports furnished by the Borrower to the Banks in connection with the negotiation of the Loan Documents did not, taken as a whole, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (u) Governmental Consent. No consent, approval or authorization of, or filing, registration or qualification with, any governmental agency, authority, instrumentality or regulatory body on the part of the Borrower is required in conjunction with the execution, delivery or performance by the Borrower, or for the validity or enforceability, of the Loan Documents.


                           ARTICLE IX

                      AFFIRMATIVE COVENANTS

     9.01 Affirmative Covenants. The Borrower covenants and agrees with the Banks and the Agent that, so long as this Loan Agreement shall remain in effect or any Letter of Credit shall be outstanding or the principal of or interest on any Revolving Credit Note, Money Market Note or LC Reimbursement Obligation or any other expense or amount payable hereunder remains unpaid, and until the Revolving Credit Loan Commitments are terminated, unless the Majority Banks shall otherwise consent in writing, it will and will cause each of its Subsidiaries to:

     (a) Annual Financial Information. (i) As soon as practical and in any event not later than 90 days after the end of each fiscal year ending after the Closing Date, deliver to each of the Banks a financial report of the Borrower and all of its Subsidiaries including a balance sheet of the Borrower and all of its Subsidiaries as at the end of such fiscal year, and the notes thereto, and the related statements of income and retained earnings and the notes thereto and of cash flows for such fiscal year, prepared on a consolidated and consolidating basis setting forth in each case comparative financial statements for the corresponding date or period in the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to such consolidated financial reports an unqualified opinion of KPMG Peat Marwick, or other independent certified public accountants selected by the Borrower and acceptable to the Banks.


              (ii) As soon as practical and in any event not later than June 30 of each fiscal year, deliver to each of the Banks projections of profit and loss statements, balance sheets and cash flow reports for the Borrower and all of its Subsidiaries on a consolidated basis for such fiscal year.

     (b) Quarterly Financial Information. As soon as practical and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower deliver to each of the Banks a financial report of the Borrower and all of its Subsidiaries including a balance sheet of the Borrower and all of its Subsidiaries as at the end of such quarterly period and the related statements of income and retained earnings and of cash flows for the quarter then ended and for the period from the beginning of the current fiscal year to the end of such quarter, prepared on a consolidated and consolidating basis and setting forth in each case comparative financial statements for the corresponding date or period in the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and certified by the chief financial officer or other Executive Officer of the Borrower (acting for the Borrower and not as an individual) as presenting fairly the financial condition and the results of operations of the Borrower and all of its Subsidiaries.

     (c) Financial Information Concerning Acquired Companies. As soon as practical and in any event not later than 90 days after the end of any fiscal quarter during which there occurs an acquisition of a company permitted by Section 10.01(h)(iv) hereof for a purchase price greater than 10% of Book Net Worth as at the quarter end immediately preceding the date of such acquisition, to make available to any Bank upon its request therefor (i) historical financial information consisting of a balance sheet of such acquired company prepared as of a recent date and income statements of such company for the two immediately preceding fiscal years and
(ii) a projected income statement of the Borrower, its Subsidiaries and the acquired company, prepared on a consolidated basis, for the twelve-month period immediately following such acquisition.

     (d) Officer's Compliance Certificate. Together with each delivery of the financial reports required by Section 9.01(a)(i) and (b) hereof, deliver to each of the Banks a statement signed by the chief financial officer or other Executive Officer of the Borrower (acting for the Borrower and not as an individual) substantially in the form of Exhibit J hereto, setting forth (i) that, to the best of his knowledge, the Borrower has kept, observed, performed and fulfilled each and every agreement (including without limitation any covenant incorporated herein by reference pursuant to Section 10A.01 hereof) binding on it contained in the Loan Documents (and containing calculations demonstrating compliance by the Borrower and its Subsidiaries with the financial covenants set forth in Section 10.01(p), (q) and (r) hereof as at such quarter end) and is not at the time in default in the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions of any of the Loan Documents and
(ii) that no Event of Default, nor any event, which upon notice or lapse of time or both, would constitute an Event of Default, has occurred, or if such Event of Default exists or would occur as the case may be, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.


     (e) Stockholder and SEC Reports. Promptly upon becoming available, deliver to each Bank a copy of all financial statements, reports, notices and proxy statements sent by the Borrower or any of its Subsidiaries to stockholders, and a copy of all regular, periodic and special reports filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission ("SEC") or any governmental authority succeeding to any or all of the functions of the SEC.

     (f) Other Information. Promptly, from time to time, deliver to the Banks such information regarding its (and its Subsidiaries') operations, business affairs and financial condition as the Banks may reasonably request. The Banks are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Banks to any regulatory authority having jurisdiction over any of the Banks pursuant to any request therefor.

     (g) Primary Depository. Use any Bank as its primary depository.

     (h) Fiscal Year. For the purpose of financial reporting maintain its fiscal year as one ending on March 31.

     (i) Use of Loan Proceeds. Use the proceeds of the Revolving Credit Loans and Money Market Loans for the purposes set forth in RECITAL A hereof.

     (j) Maintenance of Properties. Maintain all properties and assets used or useful in the conduct of its businesses in good working order and condition and make all needed repairs, replacements, betterments, improvements, and renewals as are necessary to conduct its business in accordance with prudent business practices.

     (k) Preservation of Existence, etc. Except to the extent otherwise provided in Section 10.01(f) hereof, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, trademarks, tradenames, material rights, franchises and licenses.

     (l) Compliance with Laws; Payment of Taxes. (i) Comply with or contest in good faith all statutes, governmental regulations and applicable judgments, specifically including without limitation all federal, state and local environmental laws, rules, and regulations, and (ii) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligations which, if unpaid, might become a lien against any of its property except (A) liabilities being contested in good faith and by appropriate proceedings and against which reserves in accordance with Generally Accepted Accounting Principles have been established and (B) taxes that are due but not yet payable.

     (m) Environmental Matters. (i) If the failure to do so would have a material adverse effect on the Borrower or any of its Subsidiaries, conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from, or affecting its real property (A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the satisfaction of the Banks, and (C) in accordance with the orders and directives of all federal, state,


and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Banks, the Agent, their employees, agents, officers, affiliates and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, and expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property; (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property; (C) any lawsuit brought or threatened, settlement reached, or government order relating to Hazardous Materials on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property; and/or (D) any violation of laws, orders, regulations, requirements, or demands of governmental authorities, or any policies or requirements of the Banks, which are based upon or in any way related to Hazardous Materials on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property.

     (n) Indemnity. Defend, indemnify and hold harmless the Banks, the Agent, their employees, agents, officers, affiliates and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including without limitation attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to any acquisition permitted by Section 10.01(h)(iv), (v) or (vi) hereof including, without limitation, all claims of the seller or sellers of any acquired company.

     (o) Insurance. At all times keep its insurable properties insured to such extent and against such risks, including, without limitation, general comprehensive liability insurance, product liability insurance, worker's compensation and other insurance required by law, as is customary with companies of comparable size in the same or similar businesses. The coverage as of the Closing Date of each of the Borrower and its Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount in Exhibit K hereto.

     (p) Patents, Licenses and Trademarks. Preserve and protect its patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights.

     (q) Books and Records. Keep true books of records and accounts in accordance with Generally Accepted Accounting
Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of all of its dealings and transactions.

     (r) Inspection. Permit any officer of any of the Banks designated in writing by such Bank, to visit and inspect any of its properties, corporate books and financial records at such times as


such Bank may reasonably request upon reasonable notice and during ordinary business hours.

     (s) Discussions with Accountants. Upon the written request of any of the Banks, authorize any officer of such Bank to discuss its financial statements and financial affairs at any time from time to time with the independent certified public accountants of the Borrower and its Subsidiaries upon reasonable notice and during ordinary business hours.

     (t) Notice of Defaults. Deliver to the Banks forthwith, upon any Executive Officer of the Borrower obtaining knowledge of an Event of Default or an event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, a certificate of the chief financial officer or other Executive Officer of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

     (u) Payment of Agent's Fee. Pay the fee to the Agent as set forth in agent's fee agreement of even date herewith.

     (v) Notices of Certain Events. Notify the Agent in writing within five (5) Business Days after any Executive Officer of the Borrower knows or has reason to know of the occurrence of any of the following with respect to the Borrower or any of its
Subsidiaries:

          (i) the pendency or commencement of any material action, suit or proceeding at law or in equity wherein the opposing party either seeks damages of more than $250,000.00 in excess of applicable insurance coverage or damages of more than $3,000,000.00 in any instance;

         (ii) any event or condition which shall constitute an event of default under any other agreement for borrowed money in excess of $500,000.00;

        (iii) any levy of an attachment, execution or other process against a significant part of its assets; or

         (iv)  any change in any existing agreement or
     contract which would likely materially adversely affect the business or affairs, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

The Agent shall promptly notify the Banks of any notice received by the Agent pursuant to this Section 9.01(v).

     (w) ERISA. (i) Comply with the applicable provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") where the failure so to comply might reasonably be expected materially to impair the right of the Borrower or any of its Subsidiaries to carry on business as now being conducted or to affect materially adversely the financial condition of such corporation and (ii) furnish to the Banks, (A) as soon as possible, and in any event within five (5) Business Days after any Executive Officer of the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action that the


Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the Pension Benefit Guaranty Corporation or any successor thereto ("PBGC"), and (B) promptly after the receipt or filing thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the PBGC relating to the intention of PBGC to terminate any Plan or to appoint a trustee to administer any Plan and all reports and notices relating to any Reportable Event or Prohibited Transaction (as defined in ERISA). For purposes hereof,

          (1) "Plan" shall mean any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any of its Subsidiaries or any other trade or business which is under common control with the Borrower or any of its Subsidiaries within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or the regulations thereunder; and

          (2)  "Reportable Event" shall mean any Reportable
     Event as defined in Section 4043 of ERISA or the regulations thereunder for which the 30-day notice requirement has not been waived by PBGC.

     (x) Further Assurances. Execute any and all further documents, agreements and instruments, and take all further actions which may be required under applicable law, or which the Majority
Banks may reasonably request, in order to effectuate the transactions contemplated by this Loan Agreement.

The provisions of subsections (m)(ii) and (n) of this Section 9.01 shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

                            ARTICLE X

                       NEGATIVE COVENANTS

     10.01 Negative Covenants. The Borrower covenants and agrees with the Banks and the Agent that, so long as this Loan Agreement shall remain in effect or any Letter of Credit shall be outstanding or the principal of or interest on any Revolving Credit Note, Money Market Note or LC Reimbursement Obligation or any other expense or amount payable hereunder remains unpaid, and until the Revolving Credit Loan Commitments are terminated, without the prior written consent of the Majority Banks, it will not nor will it enter into any binding agreement to or permit any Subsidiary to:

     (a) Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except

          (i)  the Revolving Credit Loans, the Letters of
     Credit (and the related LC Reimbursement Obligations) and the Money Market Loans;

         (ii) existing Indebtedness set forth in Exhibit L hereto (and renewals, refinancings or extensions (but not any increases in the outstanding principal amount) thereof on terms and conditions no less favorable to the applicable obligor than the terms and conditions of such existing Indebtedness);


        (iii) unsecured Indebtedness of any Domestic Subsidiary, provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under clause (ii) above to the extent not backed or guaranteed by a Letter of Credit issued hereunder, plus (2) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under this clause (iii), plus (3) the aggregate outstanding principal amount of all Guaranty Obligations of Domestic Subsidiaries permitted under Section 10.01(g) hereof, plus (4) the aggregate outstanding amount of investments permitted under Section 10.01(h)(vi) hereof, plus (5) the aggregate outstanding principal amount of all loans and advances permitted under Section 10.01(k)(iii) hereof, plus (6) the aggregate outstanding amount of investments permitted under
     Section 10.01(m) hereof, exceed (B) 25% of Book Net Worth as of the end of the then immediately preceding fiscal quarter;

       (iv) unsecured Indebtedness of any Canadian Subsidiary to a Canadian Lender, provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount of all Indebtedness of Canadian Subsidiaries permitted under clause
     (ii) above, plus (2) the aggregate outstanding principal amount of all Indebtedness of Canadian Subsidiaries permitted under this clause (iv), plus (3) the aggregate outstanding principal amount of all Guaranty Obligations of Canadian Subsidiaries permitted under Section 10.01(g) hereof, exceed
     (B) $50,000,000.00;

        (v) unsecured Indebtedness of any Subsidiary of the Borrower to the extent that such Indebtedness is backed or guaranteed by a Letter of Credit issued hereunder; and

       (vi) in addition to the Indebtedness otherwise permitted by this Section 10.01(a), other Indebtedness (other than Guaranty Obligations) hereafter incurred, created or assumed by the Borrower provided that (A) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions more restrictive than the covenants and default provisions contained in the Loan Documents and (B) on the date of incurrence, creation or assumption of such Indebtedness after giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of the Borrower or any of its Subsidiaries, no Event of Default or event or condition which, with the giving of notice or lapse of time or both, would constitute such an Event of Default, would exist hereunder.

     (b) Liens. Incur, create, assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than

          (i) liens in favor of the Agent, on behalf of the Banks, arising after the Closing Date;

          (ii) existing liens as set forth in Exhibit F hereto;

         (iii) any unfiled lien of materialmen, mechanics, workmen, warehousemen, carriers, landlords or repairmen;
     provided that if such a lien shall be perfected and shall


     not be contested in good faith, it shall be discharged of record immediately by payment, bond or otherwise;

          (iv) tax liens for taxes which are not yet due and payable or which are being contested in good faith and by appropriate proceedings and against which reserves in accordance with Generally Accepted Accounting Principles have been established;

           (v) condemnation actions;

          (vi) easements, rights-of-way, restrictions and other similar encumbrances that do not reduce in any material respect the value of the applicable real property; and

         (vii) purchase money liens securing purchase money Indebtedness provided that (A) any such lien shall attach to the asset(s) financed concurrently with or within 90 days after the acquisition thereof; (B) the total of all Indebtedness secured by such liens for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $5,000,000.00 at any one time outstanding; (C) the Indebtedness secured by any such lien when incurred shall not exceed the purchase price of the asset(s) financed; and (D) the Indebtedness secured by any such lien shall not be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.

     (c) Acquisitions, Consolidations, Mergers, etc. Acquire, consolidate, merge or combine with any Person; provided, however,
(i) the Borrower and its Subsidiaries may acquire, by purchase, consolidation, merger, combination or otherwise, the companies described in Section 10.01(h)(iv) or (v) hereof so long as the Borrower or such Subsidiary is the surviving corporation; (ii) the Borrower may merge with any Subsidiary so long as the Borrower is the surviving corporation; and (iii) any Subsidiary of the Borrower may merge with another Subsidiary of the Borrower.

     (d) Asset Sales, etc. Sell, transfer or otherwise dispose of any of its properties and assets (including without limitation any Capital Stock in any of its Subsidiaries) except:

          (i) sales or leases in the ordinary course of business;
     and

          (ii) other non-ordinary course of business sales (including Sale/Leaseback Transactions permitted by Section 10.01(e) hereof) provided that (A) the aggregate net book value of the assets sold by the Borrower or any of its Subsidiaries in all such transactions in any fiscal year does not exceed 10% of Total Assets as of the end of the immediately preceding fiscal year, (B) the aggregate net book value of the assets sold by the Borrower or any of its Subsidiaries in all such transactions after the Closing Date does not exceed 25% of Total Assets as of the end of the fiscal year immediately preceding the then current fiscal year, (C) the sale price for any asset sold in any such transaction shall not be less than the fair market value of such asset, (D) each such transaction involving assets having


     a net book value of $5,000,000.00 or more shall be on an arms-length basis with a wholly independent third party and (E) no Event of Default nor any event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing at the time of any such sale or shall result upon giving effect thereto; provided, however, that each of the Borrower and its Subsidiaries may enter into leases as lessor in the ordinary course of such Person's business.

     (e) Sale/Leasebacks. Enter into any arrangement (a "Sale/Leaseback Transaction"), directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and used or useful in such Person's business, and thereafter rent or lease such property or other property which such Person intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower and its Subsidiaries may enter into any Sale/Leaseback Transaction if (i) such transaction would be permitted under
Section 10.01(d) hereof; and (ii) the net cash proceeds of each such transaction are applied immediately to repay or prepay the Borrower's obligations hereunder and under the Revolving Credit Notes (which repayments and/or prepayments shall not reduce the Revolving Credit Loan Commitments of the Banks hereunder).

     (f) Dissolution, etc. Seek or permit dissolution, liquidation, or termination in whole or in part of the Borrower or any Subsidiary, provided, however that any Subsidiary of the Borrower of which 85% or more of the Capital Stock is owned by the Borrower, either directly or indirectly through Subsidiaries, may be dissolved, liquidated, or terminated in whole or in part.

     (g) Guarantees. Incur, create, assume or permit to exist any Guaranty Obligations, except for:

          (i) existing unsecured Guaranty Obligations of the Borrower set forth in Exhibit L hereto (and renewals, refinancings or extensions (but not any increases in the outstanding principal amount) thereof on terms and conditions no less favorable to the Borrower than the terms and conditions of such existing Guaranty Obligation);

          (ii) unsecured Guaranty Obligations of any Domestic Subsidiary, provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount of all Guaranty Obligations of Domestic Subsidiaries permitted under this
     Section 10.01(g) hereof, plus (2) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under Section 10.01(a)(ii) hereof to the extent not backed or guaranteed by a Letter of Credit issued hereunder, plus (3) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under Section 10.01(a)(iii) hereof, plus (4) the aggregate outstanding amount of investments permitted under Section 10.01(h)(vi) hereof, plus (5) the aggregate outstanding principal amount of all loans and advances permitted under Section 10.01(k)(iii) hereof, plus (6) the aggregate outstanding amount of investments permitted under Section 10.01(m) hereof, exceed
     (B) 25% of Book Net Worth as of the end of the then immediately preceding fiscal quarter;


          (iii) unsecured Guaranty Obligations of any Canadian Subsidiary of any Indebtedness of any other Canadian Subsidiary permitted under Section 10.01(a)(iv) hereof, provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount of all Guaranty Obligations of Canadian Subsidiaries permitted under Section 10.01(g) hereof, plus (2) the aggregate outstanding principal amount of all Indebtedness of Canadian Subsidiaries permitted under Section 10.01(a)(iv) hereof, exceed (B) $50,000,000.00; and

          (iv) in addition to Guaranty Obligations otherwise permitted by this Section 10.01(g), other unsecured Guaranty Obligations hereafter incurred, created or assumed by the Borrower provided that (A) no such Guaranty Obligation shall be incurred in respect of any Indebtedness or other monetary obligations of any Subsidiary of the Borrower, (B) the guaranty agreement with respect to any such Guaranty Obligation shall not contain covenants or default provisions more restrictive than the covenants and default provisions contained in the Loan Documents and (C) on the date of incurrence of any such Guaranty Obligation after giving effect on a Pro Forma Basis to the incurrence, creation or assumption of such Guaranty Obligation, no Event of Default or event or condition which, with the giving of notice or lapse of time or both, would constitute such an Event of Default, would exist hereunder.

     (h) Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other Person or permit to exist any loans or advances for such purposes; provided, however, the Borrower and its Subsidiaries may maintain existing investments in the other Subsidiaries of the Borrower and the Borrower and its Subsidiaries may maintain investments in or invest in.

          (i) direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America; provided, that such obligations mature within one year from the date of acquisition thereof;

         (ii) certificates of deposit maturing within one year from the date of acquisition issued by one of the Banks, or by any other bank or trust company organized under the laws of the United States or any state thereof having a long term debt rating of A or better by Moody's Investors Service, Inc. and/or Standard and Poor's Corporation and not known by the Borrower to be having financial difficulties;

        (iii)  commercial paper rated P-1 or P-2 by Moody's
     Investors Service, Inc. (Commercial Paper Record) and rated A-1 or A-2 by Standard and Poors Corporation
     (Commercial Paper Ratings Guide);

          (iv) companies (including Canadian companies) conducting a line of business similar to and compatible with (A) the business formerly conducted by Jackson, (B) the business of US Cryogenics, Inc. prior to its sale by


     US Airgas, Inc., (C) the business of Nitrous Oxide, Leasing and those other Subsidiaries of the Borrower which conduct a gas distribution business, including the distribution of equipment and/or supplies related thereto or (D) the business of distributing equipment and/or supplies which are sold to customers of a gas distribution business;

          (v) capital assets for companies described in clause (iv) above, acquired incidental to and within 12 months after the acquisition of such company;

          (vi) companies having a business involving the financing of customers and suppliers of any of the Borrower and its Subsidiaries, provided that at no time shall (A) the sum of (1) the aggregate outstanding amount of investments permitted under this clause (vi), plus (2) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under
     Section 10.01(a)(ii) hereof to the extent not backed or guaranteed by a Letter of Credit issued hereunder, plus
     (3) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under
     Section 10.01(a)(iii) hereof, plus (4) the aggregate outstanding principal amount of all Guaranty Obligations of Domestic Subsidiaries permitted under Section 10.01(g) hereof, plus (5) the aggregate outstanding principal amount of loans and advances permitted under Section 10.01(k)(iii) hereof, plus (6) the aggregate outstanding amount of investments permitted under Section 10.01(m) hereof, exceed (B) 25% of Book Net Worth as of the end of the then immediately preceding fiscal quarter; and

        (vii) investments permitted by Section 10.01(m) hereof.

     (i) Receivables Sales. Discount or sell any of its notes or accounts receivable; provided, however, the Borrower or any of its Subsidiaries may discount or sell installment sales contracts relating to the sale of cylinders or equipment held for sale in the normal course of business.

     (j) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate or Subsidiary, or any stockholder, officer or director of the Borrower or any of its Subsidiaries, except in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable as a whole to such Person than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, Subsidiary, stockholder, officer or director of the Borrower or any of its Subsidiaries; provided, however, that any Subsidiary of the Borrower may issue, sell and/or distribute to officers of such Subsidiary additional shares of stock in such Subsidiary not to exceed 15% in the aggregate of any class of stock of such Subsidiary for all such officers.

     (k) Loans and Advances. Make any loans or advances to any Person except:



          (i) loans or advances in the ordinary course of business including any loans or advances made in connection with the sale of cylinders on an installment basis;

          (ii) loans or advances to any Subsidiary of the Borrower;
     and
          (iii) additional loans and investments provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount of loans and advances permitted under this clause (iii), plus (2) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under Section 10.01(a)(ii) hereof to the extent not backed or guaranteed by a Letter of Credit issued hereunder, plus (3) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under Section 10.01(a)(iii) hereof, plus (4) the aggregate outstanding principal amount of all Guaranty Obligations of Domestic Subsidiaries permitted under Section 10.01(g) hereof, plus (5) the aggregate outstanding amount of investments permitted under Section 10.01(h)(vi) hereof, plus (6) the aggregate outstanding amount of investments permitted under Section 10.01(m) hereof, exceed
     (B) 25% of Book Net Worth as of the end of the then immediately preceding fiscal quarter.

     (l) Dividends. Declare or pay any cash dividends (other than stock dividends) or redeem or retire any of its capital stock at any time when there exists, or if, as a consequence thereof, there would occur, any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would constitute such an Event of Default.

     (m) Partnerships, Joint Ventures, etc. Create or permit to exist any partnerships or joint ventures or make any similar substantial investment if (i) the sum of (A) the aggregate outstanding amount of investments permitted under this Section 10.01(m), plus (B) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under Section 10.01(a)(ii) hereof to the extent not backed or guaranteed by a Letter of Credit issued hereunder, plus (C) the aggregate outstanding principal amount of all Indebtedness of Domestic Subsidiaries permitted under Section 10.01(a)(iii) hereof, plus (D) the aggregate outstanding principal amount of all Guaranty Obligations of Domestic Subsidiaries permitted under Section 10.01(g) hereof, plus (E) the aggregate outstanding amount of investments permitted under Section 10.01(h)(vi) hereof, plus (F) the aggregate outstanding amount of investments permitted under
Section 10.01(k)(iii) hereof, would exceed (ii) 25% of Book Net Worth as of the end of the then immediately preceding fiscal quarter.

     (n) Line of Business. Enter into a line of business other than (i) a line of business which is similar to and compatible with
(A) the business formerly conducted by Jackson, (B) the business of US Cryogenics, Inc. prior to its sale to US Airgas, Inc. or (C) the business of Nitrous Oxide, Leasing and those other Subsidiaries of the Borrower which conduct a gas distribution business, including the distribution of equipment and/or supplies related thereto, (ii) a business involving the financing of customers and suppliers of any of the Borrower and its Subsidiaries or (iii) any other business conducted by the Borrower or any of its Subsidiaries as of the Closing Date.


     (o) Changes in Accounting Practices. Change its current accounting practices regarding recognition of income except in connection with changes in Generally Accepted Accounting
Principles.

     (p) Funded Debt Coverage Ratio. Permit the Funded Debt Coverage Ratio as of the end of any fiscal quarter to be greater than 4.5 to 1.0; provided, however, the Borrower shall not permit the Funded Debt Coverage Ratio to be greater than 4.0 to 1.0 as of any fiscal quarter end occurring four or more fiscal quarters after any fiscal quarter end as of which the Funded Debt Coverage Ratio was greater than 4.0 to 1.0.

     (q)  Fixed Charge Coverage Ratio.  Permit the Fixed Charge
Coverage Ratio as of the end of any fiscal quarterly period to be less than 1.75 to 1.00.

     (r) Minimum Book Net Worth. Permit Book Net Worth at any time to be less than $170,000,000.00; provided, however, (i) such amount shall be increased at the end of each fiscal year (commencing with the end of the fiscal year ending March 31, 1996) by an amount equal to the greater of $5,000,000.00 or 75% of the Borrower and its Subsidiaries' net income for the fiscal year then ending (computed on a consolidated basis in accordance with Generally Accepted Accounting Principles); (ii) in addition to any increases pursuant to clause (i) above, such amount shall also be increased by 75% of the net proceeds received by the Borrower or any of its Subsidiaries in connection with (A) any private or public sale or placement of its common or preferred stock (including, without limitation, any placement of stock in connection with the exercise of warrants or options) or (B) the conversion of any Subordinated Debt into equity; and (iii) such amount shall be decreased by (A) the aggregate cumulative amount, but in any event not to exceed $30,000,000.00 for purposes of this clause (A), of all payments made by the Borrower subsequent to the Closing Date for the redemption, retirement or other repurchase of any shares of the common stock of the Borrower other than any such common stock of the type described in the following clause (B), and
(B) 75% of the aggregate market value, determined in each case as of the date of issuance thereof, of all capital stock of the Borrower issued to and held by the sellers of any company of the type described in Section 10.01(h)(iv) or 10.01(h)(v) in connection with the acquisition by the Borrower of such company, provided that in any such case such capital stock has not been (1) issued and outstanding for more than 18 months or (2) redeemed, retired or repurchased by the Borrower.

     (s) Prepayments of Indebtedness, etc. If any Event of Default, or any event which upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness for borrowed money if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without


limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

     (t) Payments on Subordinated Debt. Except as otherwise permitted in writing by the Majority Banks, make any payment of principal or interest on any Subordinated Debt if at the time of the proposed payment the documents evidencing such Subordinated Debt provide that the holders thereof shall not be entitled to receive payment thereof until the term of this Loan Agreement shall have expired in accordance with the provisions of Section 13.11 hereof.

     (u) Amendment of Subordinated Debt Documents. Except as otherwise permitted in writing by the Majority Banks, enter into any modification or amendment of the terms or provisions of either Senior Subordinated Note Purchase Agreement or any other document executed in connection with the Subordinated Debt if such modification or amendment would add or change any terms in a manner adverse to the Borrower or the Banks.


                           ARTICLE XA

          INCORPORATION OF SUBORDINATED DEBT COVENANTS

     10A.01 Incorporation of Subordinated Debt Covenants. The covenants contained in Section 10 of each of the Senior Subordinated Note Purchase Agreements, as such covenants may be amended or modified from time to time (the "Incorporated Covenants"), are hereby incorporated herein by reference and shall be as binding on the Borrower as if set forth fully herein. In the event that both of the Senior Subordinated Note Purchase Agreements are terminated, the provisions of this Section 10A.01 shall have no further force or effect.


                           ARTICLE XI

               EVENTS OF DEFAULT AND ACCELERATION

     11.01 Events of Default and Acceleration. If any of the following events (the "Events of Default") shall occur and be continuing:

     (a) (i) the failure of the Borrower to make when due any payment of interest, fees or other amounts required by this Loan Agreement and/or any of the other Loan Documents (other than a payment of principal) and the continuation of such failure for five
(5) days; or (ii) the failure of the Borrower to make when due any payment of principal required by this Loan Agreement and/or any of the Revolving Credit Notes or Money Market Notes;

     (b) the failure of the Borrower to comply with any other terms and conditions in this Loan Agreement (including without limitation any covenant incorporated herein by reference pursuant to Section 10A.01 hereof) or the other Loan Documents within 30 days after the earlier to occur of (i) written notice from the Agent specifying the default and requesting that it be remedied; or
(ii) an Executive Officer of the Borrower becomes aware of such violation;


     (c) any representation or warranty made by the Borrower herein or in any of the other Loan Documents or in any certificate, statement or report heretofore or hereafter made (or deemed made pursuant to Article VII hereof) shall be untrue in any material respect when made (or deemed made);

     (d)  the Borrower or any of its Subsidiaries:

          (i) shall make an assignment for the benefit of creditors; or

         (ii)  shall file any judicial proceedings for
     dissolution or liquidation; or

        (iii) (A) has a petition initiating a proceeding under any section or chapter of the Bankruptcy Code or its amendments, filed by or against such Person, and, if against such Person, such petition is not set aside or dismissed within sixty (60) days after such filing, or
     (B) any order of relief or other order approving such case or proceeding is entered; or

         (iv) has a receiver, trustee or custodian appointed for all or a material part of its assets which, if involuntary, is not dismissed within 60 days of such appointment; or

          (v) seeks to make an adjustment, settlement or extension of its debts with its creditors generally; or

         (vi) shall consent to or acquiesce in any of the events specified in this subsection (d) which are commenced or instituted against such Person;

     (e) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate liabilities (to the extent not paid or to the extent not fully covered by insurance or by adequate reserves (as determined by the Majority Banks in their sole reasonable discretion) provided by such Person) of $1,000,000.00 or more and all or some of such judgments and decrees (to the extent necessary to reduce the aggregate liability to less than $1,000,000.00) shall not have been vacated, discharged or stayed within 30 days from the entry thereof;

     (f) the Borrower or any of its Subsidiaries in the performance of any other agreement between it and any other lender (including without limitation one of the Banks) fails to pay when due any Indebtedness having a principal balance (alone or in the aggregate) in excess of $1,000,000.00 or otherwise defaults with respect to any such Indebtedness and such default results in or would permit the acceleration thereof, unless, with respect to any Indebtedness permitted under Section 10.01(a)(vi) hereof in favor of the sellers of companies described in Section 10.01(h)(iv), (v) and (vi) hereof, such default is in connection with a bona fide dispute as to the right of the applicable Person to offset such Indebtedness against indemnification obligations of the holder of such Indebtedness to such Person and such Person shall have made adequate provision (as determined by the Majority Banks in their sole reasonable discretion) for such Indebtedness on its books of account;


     (g) any Person and/or its Affiliates (other than members of the Management Team as of the Closing Date) shall own in the aggregate more than 35% of the Voting Stock of the Borrower; provided, however, such occurrence shall not constitute an Event of Default hereunder until a period of 30 days has elapsed from the date of the acquisition by such Person and/or its Affiliates of Voting Stock of the Borrower which gives such Person and/or its Affiliates an aggregate ownership of more than 35% of the Voting Stock of the Borrower; provided further, if such Person and/or its Affiliates have filed a tender offer statement with the Securities and Exchange Commission in connection with such acquisition, the 30 day period referenced above in the foregoing proviso shall commence on the date of the filing with the Securities and Exchange Commission of such tender offer statement;

     (h) the Borrower or any of its Subsidiaries or other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000.00 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities in excess of $1,000,000.00 (individually and collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the above; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default (within the meaning of Section 4219(c)(5) of ERISA) with respect to, one or more Multiemployer Plans which could cause one or more members of the Controlled Group to incur a current payment obligation in excess of $1,000,000.00;

     (i)  an event of default shall occur under any of the other
Loan Documents;

then, and in every such event (other than an event described in paragraph (d) above) and at any time thereafter during the continuance of such event, the Agent shall, upon request of the Majority Banks, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the commitments of all the Banks and the LC Agent hereunder to make Extensions of Credit; (ii) declare the Revolving Credit Notes, the Money Market Notes and the LC Reimbursement Obligations and all fees and other amounts payable hereunder to be forthwith due and payable, whereupon the Revolving Credit Notes, the Money Market Notes and the LC Reimbursement Obligations, both as to principal and interest, and all fees and other amounts payable hereunder, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Revolving Credit Notes or the Money Market Notes to the contrary notwithstanding; and (iii) pursue any other remedy under this Loan Agreement or any other Loan Document or otherwise; and, in any event described in paragraph (d) above, the commitments of all the Banks and of the LC Agent hereunder to make Extensions of Credit shall automatically terminate and the Revolving Credit Notes, the Money Market Notes


and the LC Reimbursement Obligations, both as to principal and interest, and all fees and other amounts payable hereunder, shall automatically become due and payable without presentment, demand,protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Revolving Credit Notes or the Money Market Notes to the contrary notwithstanding, and the Agent may pursue any other remedy under this Loan Agreement or any other Loan Document or otherwise.


                           ARTICLE XII

                            THE AGENT

     12.01 Appointment and Authorization. Each Bank hereby irrevocably designates and appoints the Agent as the agent of such Bank under this Loan Agreement and the other Loan Documents, and each Bank hereby irrevocably authorizes the Agent, as the agent for such Bank, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, or any of the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or the other Loan Documents or otherwise exist against the Agent.

     12.02 Use of Agents, etc. The Agent may execute any of its duties under this Loan Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     12.03 General Immunity. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower contained in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or enforce-ability or sufficiency of any of the Loan Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Loan Documents or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.





     12.04 Reliance, etc. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Credit Note, Money Market Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Revolving Credit Note or Money Market Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Revolving Credit Notes or the Money Market Notes.

     12.05 Events of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to the applicable Loan Document and describing such Event of Default. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Event of Default as shall be directed in accordance with Section 11.01 or Section
13.05 hereof; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Banks.

     12.06 No Representations. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its loans hereunder and enter into this Loan Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or the other Banks, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and


creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     12.07 Indemnification of Agent. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower, and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts outstanding to the Borrower, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Revolving Credit Notes and the Money Market Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; provided, further, no Bank shall be obligated for the ratable share of such indemnity obligations of any other Bank. The agreements in this subsection shall survive the payment of the Revolving Credit Notes and the Money Market Notes and all other amounts payable hereunder.

     12.08 Dealings with the Borrower. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Agent were not the Agent hereunder.
With respect to its Revolving Credit Loans made or renewed by it, any Letters of Credit and any Revolving Credit Note or Money Market
Note issued to it, the Agent shall have the same rights and powers under this Loan Agreement as any Bank and may exercise the same as though it were not the Agent.

     12.09 Resignation and Removal. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right, with the prior written consent of the Borrower (not to be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent shall select a successor Agent provided such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the


retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Loan Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement and the other Loan Documents.


                          ARTICLE XIII

                          MISCELLANEOUS

     13.01 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telefax and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of telefax notice, when sent, addressed as follows, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the Revolving Credit Notes:

     (a)  if to the Borrower, to it at Five Radnor Corporate
Center, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention of Britton H. Murdoch (Facsimile No. 610-687-1052);

     With a copy to:     McCausland, Keen & Buckman
                         Five Radnor Corporate Center
                         100 Matsonford Road
                         Radnor, Pennsylvania  19087
                         Attention of Melvin J. Buckman, Esq.
                         (Facsimile No. 610-341-1099)

     (b) if to the Agent, to it at NationsBank Corporate Center, 8th Floor, Charlotte, North Carolina 28255, Attention of M. Gregory Seaton (Facsimile No. 704-386-3271);

     With a copy to:     NationsBank, N.A. (Carolinas)
                         Independence Center - 15th Floor
                         Charlotte, North Carolina  28255
                         Attention of Lorie McIntosh
                         (Facsimile No. 704-386-9923);

     (c) if to a Bank, to it at its address (or telecopy number) set forth on Exhibit A or in the assignment agreement pursuant to which such Bank became a party hereto.

     13.02 No Waiver: Remedies Cumulative. No failure or delay on the part of any of the Banks in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     13.03 Survival of Certain Provisions, etc. All covenants, agreements, representations and warranties made herein and in the other Loan Documents shall survive the making by the Banks of all Extensions of Credit and the execution and delivery to the Banks of the Loan Documents and shall continue in full force and effect so


long as any of the indebtedness of the Borrower to the Banks or any obligations of the Banks under the Revolving Credit Loan Commitments remain outstanding. Whenever in this Loan Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents or this Loan Agreement shall inure to the benefit of the successors and assigns of the Banks.

     13.04  Payment of Expenses, etc.

     (a) The Borrower agrees (i) to pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Agent, and (ii) to pay the reasonable out-of-pocket costs and expenses of the Banks in connection with the enforcement of or, during the continuance of an Event of Default and after the Loans have been accelerated in accordance with the terms of Section 11.01 hereof, the protection of the rights of the Banks under this Loan Agreement and the other Loan Documents and to hold the Banks harmless from any and all such costs, expenses and liabilities. In addition, the Borrower agrees to pay to each Bank an amendment fee of not less than $3,000.00 on the effective date of each agreement hereafter entered into among the Borrower and the Banks (or the Agent on behalf of the Banks) effecting any material amendment, modification or waiver of the terms of this Loan Agreement, including without limitation any such agreement relating to any provision set forth in Article VII,
Article VIII, Article IX, Article X, Article XA or Article XI hereof. The Banks hereby acknowledge and agree that no amendment fee shall be payable pursuant to this Section 13.04 in connection with the amendment of the Prior Loan Agreement as of the date hereof pursuant to this Loan Agreement. The provisions of this Section shall survive the termination of this Loan Agreement.

     (b) The Borrower agrees to indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of any Revolving Credit Loans or Money Market Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of negligence or misconduct on the part of the Person to be indemnified).

     13.05 Amendments, Waivers and Consents. With the written consent of the Majority Banks, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Loan Agreement, the Revolving Credit Notes, the Money Market Notes or any of the other Loan Documents or changing in any manner


the rights of the Banks or of the Borrower hereunder or thereunder, and with the written consent of the Majority Banks the Agent on behalf of the Banks may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Agent or Majority Banks may specify in such instrument, any of the requirements of this Loan Agreement or any other Loan Document or any Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Revolving Credit Note or Money Market Note or any installment thereof or of any LC Reimbursement Obligation, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or terms of any Commitment, or change the amount or time for payment of any fee required hereunder, or amend, modify or waive any provision of this Section 13.05 or change the definition of "Majority Banks" set forth in Section 1.01 hereof, or amend, modify or waive any provision of any Loan Document requiring action or approval by all of the Banks, or waive an Event of Default specified in Section 11.01(a) hereof, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Loan Agreement, or release the Borrower from its obligations under this Loan Agreement, in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of Article XII hereof without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Revolving Credit Notes and the Money Market Notes. In the case of any waiver of the requirements of this Loan Agreement, any other Loan Document, the Revolving Credit Notes or the Money Market Notes, the parties thereto shall be restored to their former position and rights thereunder, and any Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

     13.06 Computations. Except as otherwise provided for hereunder, interest, fees and premiums hereunder shall be computed on the basis of a three hundred sixty-five (365) day year for theactual number of days in the billing period.

     13.07 Right of Set Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 11.01 hereof to authorize the Agent to declare the Revolving Credit Notes, the Money Market Notes and the LC Reimbursement Obligations due and payable pursuant to the provisions of Section 11.01 hereof, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing at such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Loan Agreement or such Revolving Credit Note and although such obligations may be unmatured.

     13.08 Interim Interest. Except as otherwise provided for hereunder with respect to Eurodollar Loans, should any installment or other payment of the principal of or interest on the Revolving Credit Notes, the Money Market Notes or the LC Reimbursement Obligations become due and payable on other than a Business Day,


the maturity thereof shall be extended to the next succeeding
Business Day thereafter and in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

     13.09 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

     13.10 Assignments, Participations, etc. (a) Any Bank may, at any time upon written notice thereof to the Agent and the Borrower, transfer or assign all or any portion of the indebtedness evidenced by the Revolving Credit Notes or Money Market Notes held by such Bank and the Revolving Credit Loan Commitment of such Bank hereunder and the terms hereof shall extend to any subsequent holder of the Revolving Credit Notes or Money Market Notes; provided, however, that any assignment by a Bank hereunder, other than an assignment to an affiliate of such Bank under common control with such Bank, shall be subject to the prior written consent of the Borrower and the Agent (in either case not to be unreasonably withheld).

     (b) Any Bank may at any time sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (1) such Bank's obligations under this Loan Agreement shall remain unchanged, (2) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 5.04, 5.05, 5.06, 5.08 and 5.09 hereof, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Bank and except that a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the selling Bank would have been entitled had no such sale been made, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such Bank's rights and obligations under this Loan Agreement, and such Bank shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower under the Loan Documents and to approve any amendment, modification or waiver of any provi-sion of this Loan Agreement or any of the other Loan Documents (other than amendments, modifications or waivers requiring, pursuant to the terms of Section 13.05 hereof, unanimous consent of the Lenders).

     (c) Any Bank may pledge all or any portion of its rights under this Loan Agreement, its Revolving Credit Notes and/or its Money Market Note to a Federal Reserve Bank. No such pledge shall release any Bank from its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

     13.11 Binding Effect; Termination of Prior Loan Agreement; Term of Agreement. (a) This Loan Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Agent and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken


together, bear the signatures of each Bank, and thereafter this Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the LC Agent and each Bank and their respective successors and assigns. Each of the Borrower (for itself and on behalf of Airgas Holdings, Inc.) and the Banks party to the Prior Loan Agreement hereby acknowledges and agrees that, at such time as this Loan Agreement shall become effective in accordance with the terms of the immediately preceding sentence,
(i) this Loan Agreement shall supersede and replace the Prior Loan Agreement and (ii) the Prior Loan Agreement and the commitments of the Banks and the LC Agent thereunder automatically shall terminate and be of no further force or effect. Each Bank which was a party to the Prior Loan Agreement hereby agrees to return to the Borrower promptly following the Closing Date the original executed copies of all promissory notes delivered to such Bank in connection with the Prior Loan Agreement.

     (b) The term of this Loan Agreement shall be until the commitments of the Banks and of the LC Agent to make Extensions of Credit hereunder shall have terminated and the Banks have received payment in full of the unpaid principal and interest of the Revolving Credit Notes, the Money Market Notes, the LC
Reimbursement Obligations, and all other amounts payable hereunder.

     13.12 Governing Law; Submission to Jurisdiction; Venue. All documents executed pursuant to the transactions contemplated herein including without limitation this Loan Agreement, the Revolving Credit Notes, the Money Market Notes and the other Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the state and federal courts of North Carolina for the purpose of resolving disputes hereunder or under the other Loan Documents or for the purposes of collection. The Borrower hereby agrees that both the federal and state courts in Mecklenburg County, North Carolina are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum.

     13.13 Obligations Senior to Subordinated Debt. The payment of the indebtedness of the Borrower to the Banks hereunder and under the Revolving Credit Notes and the Money Market Notes is senior to the payment of the indebtedness of the Borrower under the Senior Subordinated Note Purchase Agreements and each Note Guaranty (as defined in the Senior Subordinated Note Purchase Agreements) in accordance with the terms thereof.

     13.14 Currency Conversions. Wherever in this Loan Agreement the conversion of an amount in any foreign currency into its U.S. currency equivalent is required, such U.S. currency equivalent amount shall be realized by using the exchange rate for such foreign currency as set forth in the Wall Street Journal published on the date on which a computation thereof is required to be made hereunder, or if the Wall Street Journal is not published on such date of computation, then as set forth in the most recently published issue of the Wall Street Journal as of such date.







     13.15 Dealings by Banks with the Borrower. Nothing contained herein shall be deemed to limit the right of any Bank (or any of its affiliates) to make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries.

     13.16 Net Payments. The Borrower hereby agrees that all payments and prepayments of principal, interest and fees required to be made hereunder or under any of the other Loan Documents shall be without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by any foreign nation or any political subdivision or taxing authority thereof.














 [The remainder of this page has been left blank intentionally.]


     IN WITNESS WHEREOF, each of the parties hereto has caused this Seventh Amended and Restated Loan Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                         AIRGAS, INC.


                         By_____________________________________
                           Britton H. Murdoch
                           Vice President












































                              NATIONSBANK, N.A. (CAROLINAS)


                              By_________________________________

                              Title______________________________


















































                              THE BANK OF NEW YORK


                              By_________________________________

                              Title______________________________

















































                              FIRST FIDELITY BANK, N.A.


                              By_________________________________

                              Title______________________________

















































                              CORESTATES BANK, NA


                              By_________________________________

                              Title______________________________
















































                              BANK OF AMERICA ILLINOIS


                              By_________________________________

                              Title______________________________
















































                              MERIDIAN BANK


                              By_________________________________

                              Title______________________________


                              NBD BANK


                              By_________________________________

                              Title______________________________


















































                              CIBC INC.


                              By_________________________________

                              Title______________________________


















































                              PNC BANK, NATIONAL ASSOCIATION


                              By_________________________________

                              Title______________________________

















































                              NATWEST BANK N.A.

                              By_________________________________

                              Title______________________________



















































                              NATIONSBANK, N.A. (CAROLINAS), as
                              Agent for the Banks


                              By_________________________________

                              Title______________________________
















































                            EXHIBIT A

BANK ADDRESSES AND COMMITMENT LEVELS
                                                            DOLLAR AMOUNT
                                                            OF REVOLVING
                                   % OF TOTAL               CREDIT LOAN
BANK                               COMMITMENT               COMMITMENTS


NationsBank, N.A. (Carolinas)           16.0%               $60,000,000.00
Nationsbank Corporate Center
8th Floor
Charlotte, North Carolina 28255
Attn: M. Gregory Seaton
Facsimile No.: 704-386-3271

The Bank of New York                    14.666667%          $55,000,000.00
One Wall Street
New York, New York 10286
Attn: Michael V. Flannery, Jr.
Facsimile No.: 212-635-6999

First Fidelity Bank, N.A.                12.0%              $45,000,000.00
Broad & Walnut Streets
Philadelphia, Pennsylvania 19109
Attn: Carl Goelz
Facsimile No.: 215-985-8793

Corestates Bank, NA                      12.0%              $45,000,000.00
Broad & Chestnut Streets, FC-8-3-16
P.O. Box 7618
Philadelphia, Pennsylvania 19101-7618
Attn: Matthew T. Panarese
Facsimile No.: 215-973-6745

Bank of America, Illinois                 8.0%              $30,000,000.00
231 South LaSalle Street
Chicago, Illinois  60697
Attn: Michael Gates
Facsimile No.: 312-974-9626

with copies of notices to:

Bank of America Illinois
c/o Bank of America NT&SA
335 Madison Avenue, 5th Floor
New York, New York 10017
Attn: Wendy Loring
Facsimile No.: 215-503-7878

Meridian Bank                             8.0%              $30,000,000.00
One Liberty Place
1650 Market Street, Suite 3600
Philadelphia, Pennsylvania 19103
Attn: David W. Mills
Facsimile No.: 215-854-3774

NBD Bank                                 8.0%               $30,000,000.00
611 Woodward Avenue
Detroit, Michigan 48226
Attn: Nancy L. Russell
Facsimile No.: 313-225-1586

CIBC Inc.                                8.0%               $30,000,000.00
425 Lexington Avenue
New York, New York 10017
Attn: Paul T. LaHiff
Facsimile No.: 212-856-3991

PNC Bank, National Association           8.0%               $30,000,000.00
Land Title Building
Broad & Chestnut Street
Philadelphia, Pennsylvania 19101
Attn: Todd Dissinger
Facsimile No.: 215-585-6037

NatWest Bank N.A.                             5.333333%
$20,000,000.00
One Presidential Boulevard
Suite 229
Bala Cynwyd, PA  19004
Attn: William Lacy
Facsimile No.: 610-660-9976

with copies of notices to:

NatWest Bank N.A.
22 Route 70 West
Cherry Hill, NJ  08002
Attn: Tammy Sorensen
Facsimile No.: 313-225-3691

                                        100%                375,000,000.00

                            EXHIBIT C

                AMENDED, RESTATED AND SUBSTITUTED
                REVOLVING CREDIT PROMISSORY NOTE

$____________________                        August 10, 1995


          FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of _____________________, a ________________________, in its
individual capacity (the "Bank"), at the office of NationsBank, N.A. (Carolinas), as Agent (the "Agent"), at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Seventh Amended and Restated Loan Agreement dated as of August 10, 1995 among the Borrower, the Agent, the Bank and certain other banks (as amended from time to time, the "Loan Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement), but in no event later than the Termination Date, in lawful money of the United States of America, in immediately available funds, the principal amount of ______________________________________________ ($____________)
or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to the Loan Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article II of the Loan Agreement.

     [This Note is an amendment to, and is in substitution and replacement of, that certain Amended, Restated and Substituted Revolving Credit Promissory Note dated as of August 30, 1994 executed by the Borrower and Airgas Holdings, Inc., in favor of the Bank in the original principal amount of $_______________ (the "Replaced Note"). This Note represents the same indebtedness represented by the Replaced Note.]

     Upon the occurrence and during the continuance of an Event of Default the then remaining principal amount and accrued but unpaid interest shall bear interest at a per annum rate equal to two percent (2%) plus the rate that would otherwise be payable under Section 2.04 of the Loan Agreement until such principal and interest have been paid in full. Further, in the event that payment of all sums due hereunder is accelerated under the terms of the Loan Agreement, this Note, and all other indebtedness of the Borrower to the Bank shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and


made a part hereof; provided, however, that neither any failure to endorse such information on such schedule or continuation thereof nor any error in recordation shall in any manner affect the obligation of the Borrower hereunder or under the Loan Agreement.





          [Remainder of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer, all as of the day and year first above written.

                         AIRGAS, INC.

                         By_____________________

                         Title__________________


                 SCHEDULE A TO THE ____________
       AMENDED, RESTATED AND SUBSTITUTED REVOLVING CREDIT
              PROMISSORY NOTE DATED AUGUST 10, 1995


                                                  Unpaid      Name of
        Type                                      Principal   Person
        of    Interest           Payments         Balance     Making
Date    Loan   Period     Principal    Interest   of Note     Notation
____    ____  ________    _________    ________   _________   _________


                            EXHIBIT D

                AMENDED, RESTATED AND SUBSTITUTED
                  MONEY MARKET PROMISSORY NOTE

$375,000,000.00                              August 10, 1995


        FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of _____________________ (the "Bank"), at such place or places as the holder hereof may designate, at the times set forth in the Seventh Amended and Restated Loan Agreement dated as of August 10, 1995 among the Borrower, NationsBank, N.A. (Carolinas), in its capacity as Agent, the Bank and certain other banks (as amended from time to time, the "Loan Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement), but in no event later than the Termination Date, in lawful money of the United States of America, in immediately available funds, the principal amount of THREE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($375,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Money Market Loans made by the Bank to the Borrower pursuant to the Loan Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article IV of the Loan Agreement.

    [This Note is an amendment to, and is in substitution and replacement of, that certain Amended, Restated and Substituted Money Market Promissory Note dated as of August 30, 1994 executed by the Borrower and Airgas Holdings, Inc., in favor of the Bank in the original principal amount of $250,000,000.00 (the "Replaced Note"). This Note represents the same indebtedness represented by the Replaced Note.]

    Upon the occurrence and during the continuance of an Event of Default the then remaining principal amount and accrued but unpaid interest shall bear interest at a per annum rate equal to two percent (2%) plus the rate that would otherwise be payable under Section 4.01(g) of the Loan Agreement until such principal and interest have been paid in full. Further, in the event that payment of all sums due hereunder is accelerated under the terms of the Loan Agreement, this Note, and all other indebtedness of the Borrower to the Bank shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

    In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

    All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that neither any failure to endorse such information on such schedule or continuation thereof nor any error in recordation shall in any manner affect


the obligation of the Borrower hereunder or under the Loan
Agreement.


             [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer, all as of the day and year first above written.


                    AIRGAS, INC.

                    By_____________________

                    Title__________________


        SCHEDULE A TO THE ____________ AMENDED, RESTATED
AND SUBSTITUTED MONEY MARKET PROMISSORY NOTE DATED AUGUST 10, 1995



                                                    Unpaid      Name of
                                                    Principal   Person
       Interest Interest        Payments            Balance     Making
Date     Rate    Period    Principal    Interest    of Note     Notation
____   _______  _______    _________    ________    ________    ________


                            EXHIBIT J

                      OFFICER'S CERTIFICATE


    For the period ended _______________, 19__


    I, ________________________________, chief financial officer of Airgas, Inc. (the "Borrower"), hereby certify that, to the best of my knowledge with respect to that certain Seventh Amended and Restated Loan Agreement, dated August 10, 1995, among the Borrower, the banks and other financial institutions parties thereto, and NationsBank, N.A. (Carolinas), in its individual capacity and as agent for such banks and other financial institutions (as the same may be amended from time to time, the "Loan Agreement"; all defined terms in the Loan Agreement are incorporated herein by reference):

    1.  FUNDED DEBT COVERAGE RATIO


        a.  Funded Debt Coverage Ratio of the
            Borrower and its Subsidiaries
            (computed on a consolidated basis)
            as of the last day of the quarterly
            period just ended                     ______ to 1.0

        b.  Funded Debt Coverage Ratio required by
            Section 10.01(p) of the Loan
            Agreement                             no greater than
                                                  4.5 to 1.0, or
                                                  at any quarter
                                                  end occurring 4
                                                  or more quarters
                                                  after any quarter
                                                  end as of which the
                                                  Funded Debt Coverage
                                                  Ratio was greater
                                                  than 4.0 to 1.0, 4.0
                                                  to 1.0


    2.  FIXED CHARGE COVERAGE RATIO

        a.  Fixed Charge Coverage Ratio of the Borrower
            and its Subsidiaries (computed on a
            consolidated basis) as of the last day
            of the quarterly period just ended    ________ to 1.0

        b.  Fixed Charge Coverage Ratio required
            by Section 10.01(q) of the Loan
            Agreement                             no less than
                                                  1.75 to 1.0


    3.  BOOK NET WORTH

        a.  Book Net Worth of the Borrower and its
            Subsidiaries (computed on a
            consolidated basis) as of the
            last day of the quarterly period
            just ended                            $______________

        b.  Book Net Worth required by Section    initially, no
            10.01(r) of the Loan Agreement        less than
                                                  $170,000,000,
                                                  increasing and
                                                  decreasing in
                                                  accordance with the
                                                  terms of Section
                                                  10.01(r) of the Loan
                                                  Agreement




    With reference to this Officer's Certificate, I hereby certify on behalf of the Borrower as follows:

        a. The Borrower has kept, observed, performed and fulfilled each and every agreement binding on it contained in the Loan Documents;

        b. The Borrower is not at this time in default in the keeping, observance, performance, or fulfillment of any of the terms, provisions and conditions of any of the Loan Documents; and

        c. Since _________________ (the date of the last similar certification), no Event of Default, nor any event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.


    IN WITNESS WHEREOF, I have hereunto set my hand and the Airgas, Inc. seal this _____ day _________, 19__.


[Corporate Seal]                     ___________________________
                                     as Chief Financial Officer,
                                     AIRGAS, INC.

                              Schedule 1

        $25,000,000 Senior Subordinated Note Purchase Agreement


                         Previously Delivered

                              Schedule 2

        $30,000,000 Senior Subordinated Note Purchase Agreement


                         Previously Delivered